DATED: 25 APRIL 2019 ABN AMRO BANK N.V. (as Seller), Butterfield Bank (Guernsey) Limited (as Purchaser) and The Bank of N.T. Butterfield & Son Limited (as Guarantor) DEED for the sale and purchase of the entire issued share capital of ABN AMRO (Channel Islands) Limited

TABLE OF CONTENTS 1. INTERPRETATION..............................................................................................................................1 2. SALE OF SHARES................................................................................................................................2 3. PRICE.................................................................................................................................................2 4. LEAKAGE ...........................................................................................................................................2 5. CONDITIONS TO COMPLETION .........................................................................................................3 6. PRE‐COMPLETION UNDERTAKINGS ..................................................................................................5 7. COMPLETION ....................................................................................................................................5 8. DUE DILIGENCE/INFORMATION........................................................................................................6 9. SELLER'S WARRANTIES......................................................................................................................7 10. PURCHASER'S AND GUARANTOR'S WARRANTIES ............................................................................8 11. LIMITATION ON CLAIMS ...................................................................................................................8 12. POST‐COMPLETION UNDERTAKINGS AND TAX COVENANT .............................................................8 13. GUARANTEES....................................................................................................................................9 14. INDEMNITY .......................................................................................................................................9 15. DISENTANGLEMENT..........................................................................................................................9 16. PERMITTED DIVIDENDS ....................................................................................................................9 17. THE GUARANTOR............................................................................................................................10 18. ENTIRE AGREEMENT.......................................................................................................................11 19. VARIATION......................................................................................................................................12 20. ASSIGNMENT ..................................................................................................................................12 21. ANNOUNCEMENTS AND CONFIDENTIALITY ...................................................................................12 22. COSTS..............................................................................................................................................13 23. SEVERABILITY..................................................................................................................................13 24. COUNTERPARTS..............................................................................................................................14 25. FURTHER ASSURANCE.....................................................................................................................14 26. INTEREST.........................................................................................................................................14 27. RIGHTS OF THIRD PARTIES..............................................................................................................14 28. NOTICES..........................................................................................................................................14 29. GOVERNING LAW AND DISPUTE RESOLUTION...............................................................................16 i

Schedule 1 Interpretation ..............................................................................................................................4 Schedule 2 Corporate Information...............................................................................................................18 Schedule 3 Completion ................................................................................................................................19 Schedule 4 Warranties .................................................................................................................................20 Schedule 5 Limitations on Claims.................................................................................................................32 Schedule 6 Pre‐Completion Undertakings ...................................................................................................37 Schedule 7 Post‐Completion Undertakings..................................................................................................40 Schedule 8 Expat Schedule...........................................................................................................................41 Schedule 9 Tax Covenant .............................................................................................................................42 Schedule 10 Intercompany expenses...........................................................................................................54 Schedule 11 Final Balance ............................................................................................................................55 Schedule 12 Knowledge Persons..................................................................................................................57 Schedule 13 Indemnity.................................................................................................................................58 Schedule 14 Exceptions to General Release.................................................................................................59 ii

THIS DEED is made on 25 April 2019 BETWEEN: (1) ABN AMRO BANK N.V., a company incorporated in the Netherlands (registered number 34334259) whose registered office is at Gustav Mahlerlaan 10, 1082 PP Amsterdam, the Netherlands (the "Seller"); (2) BUTTERFIELD BANK (GUERNSEY) LIMITED, a company incorporated in Guernsey (registered number 21061) whose registered office is at Regency Court, Glategny Esplanade, St Peter Port, Guernsey GY1 3AP (the "Purchaser"); and (3) THE BANK OF N.T. BUTTERFIELD & SON LIMITED, a limited company incorporated in Bermuda (company number 2016) whose registered office is at 65 Front Street, Hamilton HM12, Bermuda (the "Guarantor"). Parties under (1), (2) and (3) are hereinafter collectively referred to as "parties" and individually as "party"; WHEREAS: (A) ABN AMRO (Channel Islands) Limited (the "Company") is a non‐cellular company limited by shares incorporated in Guernsey. The Seller is the legal and beneficial owner of 100% of the issued share capital of the Company. (B) Further details of the Company are set out in Part 1 of Schedule 2 (Corporate Information). The Subsidiary is a wholly owned subsidiary of the Company, further details of which are set out in Part 2 of Schedule 2. (C) The Seller has agreed to sell all of the Shares and the Purchaser has agreed to purchase all of the Shares for the consideration and on the terms and conditions set out in this Deed. (D) It is the intention of the parties that this document be executed as a deed. IT IS AGREED as follows: 1. INTERPRETATION 1.1 Unless the context otherwise requires, words and expressions used in this Deed shall have the meanings set out in Schedule 1 (Interpretation) and this Deed shall otherwise be interpreted in accordance with Schedule 1. 1.2 The Schedules comprise schedules to this Deed and form part of this Deed. 1

2. SALE OF SHARES 2.1 The Seller agrees to sell, and the Purchaser agrees to purchase, the Shares in accordance with the terms of this Deed. The Shares shall be sold free from all encumbrances (including, without limitation, any security interests or rights of pre‐emption) and shall be sold together with all rights attaching to them, as from Completion. 2.2 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all of the Shares are completed simultaneously in accordance with this Deed. 2.3 The Seller irrevocably and unconditionally waives any and all pre‐emption rights in respect of the Shares and the shares in the Subsidiary however arising. 3. PRICE 3.1 The purchase price of £160,685,567 ("Purchase Price") shall be payable on Completion. 3.2 If the aggregate value of all deposits held by the Target Group at Completion, as set out on the Closing Data Tape (the "Final Deposit Balance") is an amount less than or equal to 75% of the aggregate value of all deposits held by the Target Group on the Locked Box Accounts Date, as set out on the Locked Box Data Tape (the "Initial Deposit Balance"), with any non‐Euro denominated balances converted to Euros using the applicable exchange rate published in the Financial Times on the Locked Box Accounts Date (in respect of the Initial Deposit Balance) or Completion Date (in respect of the Final Deposit Balance) (as applicable), the Seller shall pay to the Purchaser in immediately available funds an amount in cash equal to the Initial Deposit Balance less the Final Deposit Balance, multiplied by 0.50% (the "Deposit Balance Adjustment"). Any Deposit Balance Adjustment payment shall be made within five Business Days following the day on which the Deposit Balance Adjustment has been determined pursuant to Schedule 11 (Final Balance). 3.3 Any payment made under this Deed between the parties shall be treated as an adjustment to the Purchase Price payable by the Purchaser to the Seller for the Shares. 4. LEAKAGE 4.1 The Seller warrants and undertakes to the Purchaser that the aggregate amount of Leakage (excluding Permitted Leakage) occurring during the period commencing on (and including) the Locked Box Accounts Date up to (and including) the Completion Date will not exceed £0. 4.2 Subject always to Clause 4.3 and Clause 4.4, the Seller shall indemnify the Purchaser against any Leakage in breach of the undertaking in Clause 4.1 and undertakes to pay to the Purchaser on demand in immediately available funds an amount in cash equal to the sum of: 4.2.1 the amount necessary to put the Company and the Subsidiary into the position they would have been in if such Leakage had not occurred (including at a minimum, for the avoidance of doubt, an amount equal to such Leakage); and 2

4.2.2 all Costs reasonably and properly incurred by the Purchaser and any other member of the Purchaser's Group in connection with such Leakage. 4.3 The Seller shall have no liability for a Leakage Claim unless it has received written notice of such Leakage Claim from the Purchaser (including reasonable details (in so far as they are known to the Purchaser) of the matter or event giving rise to the Leakage Claim and, as far as is reasonably practicable, the amount payable by the Seller in respect of the Leakage Claim) on or before the date falling twelve months after Completion. 4.4 For the avoidance of doubt, the Seller shall have no liability to the Purchaser in respect of any Leakage Claim if Completion does not occur. 4.5 The Purchaser's sole remedy in respect of any Leakage Claim is a claim under the indemnity in Clause 4.2. 4.6 Nothing in this Clause 4 shall have the effect of limiting or excluding any liability arising as a result of fraud. 5. CONDITIONS TO COMPLETION 5.1 Completion of the sale and purchase of the Shares shall be conditional upon the following conditions (the "Conditions"): 5.1.1 in so far as this is required by the DNB and/or the ECB, the consent (instemming) from DNB and/or ECB with respect to the Transaction as referred to in Section 3:96 of the Dutch Act on Financial Supervision (Wet op het financieel toezicht), provided that if the DNB and/or the ECB attach any conditions to the consent that will result in an adverse effect on the Company, the Purchaser, the Seller and/or the Transaction that are not acceptable to the parties (each acting reasonably), the parties shall discuss in good faith if, how and whether to meet such conditions, including, but not limited to, by changing the terms of this Deed; 5.1.2 the GFSC confirming in writing that it has no objection to: (i) the Purchaser and any member of the Purchaser's Group becoming a controller of the Company; and (ii) all or any of the current directors of the Purchaser (as may be determined by the Purchaser) becoming the directors of the Company, under section 28A(1) of the Guernsey POI Law, (or the GFSC having been deemed to have provided its confirmation of no objection on the expiry of 60 days following the date the GFSC confirms the application for 'no objection' is complete), in each case, without attaching any conditions that are not acceptable to the Purchaser and the Seller (each acting reasonably); 5.1.3 the GFSC confirming in writing that it: (i) has no objection to the Purchaser and any member of the Purchaser's Group becoming a controller of the Company under section 14(1) of the Guernsey Banking Law; (ii) has no objection to all or any of the current 3 directors of the Purchaser (as may be determined by the Purchaser) becoming the directors of the Company under section 22A of the Guernsey Banking Law (or the GFSC having been deemed to have provided its confirmation of no objection by the expiry of 60 days from the date the GFSC confirms the application for 'no objection' is complete); and (iii) gives its express approval to the Purchaser in respect of the Transaction under Schedule 3, paragraph 6B of the Guernsey Banking Law, in each case, without attaching any conditions that are not acceptable to the Purchaser and the Seller (each acting reasonably); 5.1.4 the Guernsey Competition and Regulatory Authority (the "GCRA") issuing a decision (which is not withdrawn, amended or lapsed) in writing to approve the Transaction pursuant to section 17(1)(a) of the Competition (Guernsey) Ordinance, 2012 and applicable regulations, whether after its preliminary assessment or any subsequent full investigation, without attaching to its decision any conditions or obligations that are not satisfactory to the Seller and the Purchaser (each acting reasonably) in relation to the Transaction; 5.1.5 the Bermuda Monetary Authority having given notice in writing of no objection to the Purchaser (either unconditionally or subject to such conditions as are acceptable to the Purchaser (acting reasonably)) in respect of the Purchaser's acquisition of the control over the Target Group under the Bermuda Monetary Authority (Financial Institutions) Control Regulations 1994 (together with the Conditions set forth in Subclauses 5.1.1, 5.1.2, 5.1.3 and 5.1.4, the "Regulatory Conditions"); and 5.1.6 there has been no Material Adverse Effect on the Target Group as a whole between the date of this Deed and Completion (the "MAE Condition"). 5.2 In connection with the Conditions: 5.2.1 the Purchaser shall use all reasonable endeavours to procure that each of the Conditions set out in Subclauses 5.1.2, 5.1.3(i), and 5.1.5, the Seller shall use all reasonable endeavours to procure that the Condition set out in Subclause 5.1.3(ii), and both parties shall use all reasonable endeavours to procure that the Condition set out in Subclauses 5.1.1, 5.1.3(iii) and 5.1.4 is satisfied as soon as reasonably practicable following the date of this Deed and in any event by the date which is six months after the date of this Deed (the "Long Stop Date"); 5.2.2 the Purchaser shall use all reasonable endeavours to procure that the applications for each of the Conditions are submitted to the GFSC, BMA and GCRA by no later than 15 Business Days following the date of this Deed; 5.2.3 the Seller shall provide and shall procure that the Target Group provides such information and assistance as the Purchaser or the Purchaser's Group may reasonably require in order to satisfy the Regulatory Conditions and comply with Clauses 5.2.1 and 5.2.2; 4

5.2.4 the Purchaser shall provide and shall procure that the Purchaser's Group provides such information and assistance as the Seller or the Seller's Group may reasonably require in order to satisfy the Condition set out in Subclause 5.1.1; 5.2.5 the Seller and the Purchaser shall consult with each other as to the progress towards satisfaction of the Conditions and shall promptly notify the other upon receipt of any material communication from any Authority or becoming aware that any of the Conditions has been satisfied or cannot be satisfied (in each case, providing evidence of the same as appropriate); 5.2.6 if the Regulatory Conditions have not been satisfied on or before the Long Stop Date or become incapable of being satisfied, and the failure to satisfy is not caused by a breach of this Deed by the party seeking to terminate, then either the Purchaser or the Seller may serve notice on the other terminating this Deed; 5.2.7 the Seller shall notify the Purchaser as soon as reasonably practicable, and in any event within 2 Business Days of becoming aware of any breach of the MAE Condition of which it becomes aware prior to Completion, whether or not such breach is curable; and 5.2.8 if there has been a breach of the MAE Condition and Completion has not occurred, the Purchaser may serve notice on the Seller terminating this Deed. 5.3 In the event that notice is served validly terminating this Deed pursuant to Clause 5.2.6, this Deed shall terminate on such service except Clauses 1, 17 to 24 (inclusive) and Clauses 26 to 29 (inclusive) and Schedule 1 (Interpretation) and no party shall have any claim of any nature whatsoever against any other party under this Deed save in respect of the clauses of this Deed which have not been terminated and any rights and liabilities of the parties which have accrued before such termination. 6. PRE‐COMPLETION UNDERTAKINGS 6.1 The provisions of Schedule 6 (Pre‐Completion Undertakings) shall apply. 6.2 The Seller will promptly notify the Purchaser in full in writing if, at any time before Completion the Seller or any member of the Seller's Group is or becomes aware of any fact, matter or event which constitutes or is likely to constitute a material breach of any of the Seller's undertakings contained in Schedule 6 (Pre‐Completion Undertakings). 7. COMPLETION 7.1 The sale and purchase of the Shares shall be completed at the offices of the Seller's Advocates on: 7.1.1 1 July 2019, if all of the Conditions have been satisfied or waived on or before the date falling two Business Days before 1 July 2019; 5

7.1.2 if all of the Conditions have not been satisfied or waived before such date: (a) the first Business Day of the calendar month after the date on which all of the Conditions have been satisfied or waived, provided the date on which all of the Conditions have been satisfied or waived falls on or before two Business Days before the final Business Day of a calendar month; or (b) the first Business Day of the second calendar month after the date on which all of the Conditions have been satisfied or waived if all of the Conditions have been satisfied or waived on a date falling less than two Business Days before the end of a calendar month; or 7.1.3 such other date as the Purchaser and the Seller may otherwise agree. 7.2 At Completion the Seller shall perform its obligations as set out in Part Error! Reference source not found. of Schedule 3 (Completion). 7.3 Immediately following satisfaction of the Seller's obligations pursuant to Clause 7.2, the Purchaser shall perform its obligations as set out in Part Error! Reference source not found. of Schedule 3 (Completion). 7.4 If a party does not comply in any material respect with any of its obligations pursuant to Clause 7.2 or 7.3 (respectively), the other party (as applicable) shall not be obliged to complete the sale and purchase of the Shares and may, in its absolute discretion and by written notice to the other: 7.4.1 terminate this Deed (other than Clauses 1, 17 to 24 (inclusive) and Clauses 26 to 29 (inclusive) and Schedule 1 (Interpretation)), in which case no party shall have any claim of any nature whatsoever against any other party under this Deed (save in respect of the clauses of this Deed which have not been terminated and any rights and liabilities of the parties which have accrued before such termination); or 7.4.2 elect to complete on that date, to the extent that the other is able to do so, and specify a later date on which the other party shall be obliged to complete the outstanding obligations of that other party; or 7.4.3 elect to defer Completion by not more than 20 Business Days to such other Business Day as it may specify in such notice, in which event the provisions of this Clause 7.4 shall apply, mutatis mutandis, in the event of a failure to perform the obligations pursuant to Clause 7.2 or 7.3 on that date. 8. DUE DILIGENCE/INFORMATION The Purchaser acknowledges and agrees that it is a professional party and that: 6

8.1 it has had full access to the Data Room and conducted due diligence, which includes ‐ but is not limited to ‐ an investigation into certain of the financial, operational, business, legal, tax, personnel, pension, intellectual property and information technology (including licences) aspects of the Company and the Subsidiary and their respective businesses in relation to the Transaction, an index of all such documentation in the Data Room being set out in the Disclosure Letter; 8.2 it has had sufficient opportunity to raise all issues with the Seller that it deemed relevant and/or important in connection with its decision to enter into the Transaction and it has received satisfactory responses to any issues raised; 8.3 it has evaluated the scope and outcome of the due diligence as described under this Clause 8, which was to the Purchaser's satisfaction; and 8.4 the Seller has neither made nor is making any representations or warranties, nor accepting any duty of care in relation to the Purchaser as to the accuracy or completeness of information insofar as it concerns projections, forecasts and estimates. 9. SELLER'S WARRANTIES 9.1 Subject to the terms of this Deed the Seller warrants to the Purchaser in the terms of the Warranties set out in Schedule 4 (Warranties). 9.2 The Warranties given pursuant to Clause 9.1 are true and accurate as of the date of this Deed with reference to the facts and circumstances then existing. 9.3 The Warranties given pursuant to Clause 9.1 are true and accurate as of Completion with reference to the facts and circumstances then existing. 9.4 Other than in respect of fraud (including fraudulent misrepresentation), the Seller agrees to waive, and to procure that each of its Related Persons waives, the benefit of all rights (if any) which the Seller may have against any member of the Target Group, or any of their present or former directors, officers or employees on whom the Seller may have relied in agreeing to any term of this Deed or in preparing the Disclosure Letter and the matters pursuant thereto and the Seller undertakes not to make any claim in respect of such reliance. 9.5 Where any Warranty refers to the knowledge, awareness or belief of the Seller, such reference shall be deemed to mean the actual knowledge of the Knowledge Persons, in each case after having made due and careful enquiry. 9.6 Each of the Warranties shall be construed as a separate Warranty and shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Deed. 9.7 For the avoidance of doubt, any disclosure made after the date that a Warranty is given will not relieve the Seller from any liability in respect of a breach of such a Warranty. 7

10. PURCHASER'S AND GUARANTOR'S WARRANTIES The Purchaser and Guarantor each warrants, with respect to itself only, to the Seller that the following statements are true and accurate as of the date of this Deed and will be true and accurate as at Completion: 10.1 it is a company duly incorporated and organised and validly existing under the laws of its jurisdiction; 10.2 it has the power, capacity and authority required to enter into each of the Relevant Documents to which it is a party and perform fully its obligations under them in accordance with their respective terms; 10.3 neither the entry into any Relevant Documents nor the performance of the obligations contained therein or implementation of the transactions contemplated by them will result in: 10.3.1 a violation or breach of any provision of its constitutional documents; 10.3.2 a breach of, or give rise to a default under, any agreement or arrangement to which it is a party or by which it is bound; 10.3.3 a violation or breach of any applicable laws or regulations or of any order, decree, judgment, decision or requirement of any Authority applicable to it; or 10.3.4 (save as expressly contemplated in the Relevant Documents) a requirement for it to obtain any consent or approval of, or give any notice to or make any registration with, any Authority which has not been obtained or made or will not be made following Completion; and 10.4 each of the Relevant Documents executed by it constitutes, or will constitute when executed by the Purchaser, valid and legally binding obligations of the Purchaser enforceable in accordance with their terms (subject to any laws affecting the rights of creditors generally, and subject to the fact that a court of competent jurisdiction may decline to grant specific performance or any other equitable remedy with respect to the enforcement of any provision of the Relevant Documents). 11. LIMITATION ON CLAIMS The Seller's liability in respect of any Claims is subject to the limitations and qualifications set out in Schedule 5 (Limitations on Claims). 12. POST‐COMPLETION UNDERTAKINGS AND TAX COVENANT 12.1 The provisions of Schedule 7 (Post‐Completion Undertakings) shall apply. 12.2 The provisions of Schedule 9 (Tax Covenant) shall apply with effect from Completion. 8

13. GUARANTEES 13.1 The parties shall use commercially reasonable efforts to procure, effective as of Completion, the release of the Seller from the Guarantees, including seeking to have the beneficiaries of the Guarantees agree to new guarantees given by the Purchaser or its affiliate in respect of the same obligations. 13.2 Pending such release, the Seller undertakes: 13.2.1 to observe and discharge all obligations under the Guarantees if and when they become performable or due in the same manner as prior to the date of this Deed; and 13.2.2 not to enter into any variation of or terminate any Guarantee without the prior written consent of the Purchaser. 13.3 From and after the Completion and pending such release, the Purchaser shall indemnify and keep indemnified the Seller from and against all Costs arising out of or in connection with the Guarantees. 14. INDEMNITY 14.1 From Completion, the Seller shall indemnify and hold the Purchaser, the Guarantor, the Company and the Subsidiary harmless against any and all reasonable and properly incurred Costs suffered or incurred by them arising out of or in connection with the matters set forth in Schedule 13 (Indemnity). 14.2 The Purchaser holds the benefit of this Clause 14 for itself and on trust for the Company and the Subsidiary. 15. DISENTANGLEMENT The Seller shall, and shall procure that each of its Related Persons shall, effective at Completion, terminate or settle with no net out of pocket cost to, and without creating any liability for, any member of the Target Group all agreements between the Seller or any of its Related Persons, on the one hand, and any member of the Target Group, on the other hand other than agreements set forth in Schedule 14 (Exceptions to general release). For the avoidance of doubt, all amounts that the Target Group has lent to the Seller or its Related Persons shall be settled on or prior to Completion in the currency in which such amounts were lent. The parties shall agree the details and amounts of this termination and settlement prior to Completion. 16. PERMITTED DIVIDENDS 16.1 The Seller shall, and shall procure that each member of the Target Group shall, undertake all necessary steps to cause the Company to pay a dividend in cash of up to £17,000,000 to the Seller 9

(the "Permitted 2018 Dividend") on or prior to Completion, in each case solely to the extent permitted by applicable law or regulation. 16.2 The Seller shall, and shall procure that each member of the Target Group shall, undertake all necessary steps (with the reasonable assistance of the Purchaser if required) to cause the Company to pay a dividend representing the Net 2019 Profit in cash to the Seller (the "Permitted 2019 Dividend") on or prior to Completion, solely to the extent permitted by applicable law or regulation. For the avoidance of doubt, nothing in this Clause 16.2 shall require either the Seller or any member of the Target Group to appoint an auditor or professional adviser, or require the Company's auditors to audit, verify and/or confirm the Net 2019 Profit. 16.3 For the avoidance of doubt and notwithstanding any assistance provided by the Purchaser to the Seller and/or the Target Group in relation to the payment of the Permitted 2019 Dividend pursuant to Clause 16.2, to the extent any amount in excess of £17,000,000 (in respect of the Permitted 2018 Dividend) or any amount which does not represent the Net 2019 Profit (in respect of the Permitted 2019 Dividend), is distributed to the Seller on or prior to Completion, such amount shall be deemed to be Leakage (and not Permitted Leakage) for the purposes of Clause 4. 16.4 On or prior to Completion, the Seller shall provide the Purchaser with a certificate signed by the chief financial officer of the Company certifying the value of the Permitted 2018 Dividend and Permitted 2019 Dividend (if any), together with relevant unaudited management accounts put together in good faith by the Seller showing the level of the Net 2019 Profit to justify the level of the Permitted 2019 Dividend (if any) (the "Permitted Dividend Certificate"). 16.5 In the event the Permitted 2018 Dividend is not paid on or prior to Completion, the Purchaser shall pay the Seller the amount of the Permitted 2018 Dividend. 16.6 In the event the Permitted 2019 Dividend is not paid on or prior to Completion, the Purchaser shall pay the Seller the Net 2019 Profit. 17. THE GUARANTOR 17.1 The Guarantor unconditionally and irrevocably: 17.1.1 guarantees to the Seller the payment when due of all amounts payable by the Purchaser under or pursuant to this Deed and any other Relevant Documents; 17.1.2 undertakes to ensure that the Purchaser will perform when due all of their obligations under or pursuant to this Deed; 17.1.3 agrees that if and each time that the Purchaser fails to make any payment when it is due under or pursuant to this Deed or any other Relevant Document, the Guarantor must on demand (without requiring the Seller first to take steps against the Purchaser or any other 10 person) pay that amount to the Seller as if it were the principal obligor in respect of that amount; and 17.1.4 agrees as principal debtor and primary obligor to indemnify the Seller against all losses and damages sustained by it flowing from any non‐payment or default of any kind by the Purchaser under or pursuant to this Deed or any other Relevant Document. 17.2 The Guarantor's obligations under this Deed shall not be affected by any matter or thing which but for this provision might operate to affect or prejudice those obligations, including without limitation: 17.2.1 any time or indulgence granted to, or composition with, the Purchaser or any other person; 17.2.2 the taking, variation, renewal or release of, or neglect to perfect or enforce this Deed, any other Relevant Document or any right, guarantee, remedy or security from or against the Purchaser or any other person; 17.2.3 any variation or change to the terms of this Deed or any other Relevant Document; 17.2.4 the insolvency, administration, liquidation, dissolution, striking off or other incapacity of the Purchaser; or 17.2.5 any unenforceability or invalidity of any obligation of the Purchaser, so that this Deed shall be construed as if there were no such unenforceability or invalidity. 17.3 Any agreement, waiver, consent or release given by the Purchaser shall bind the Guarantor and in references to the "parties" the Purchaser and the Guarantor shall be treated as being a single party. 18. ENTIRE AGREEMENT 18.1 This Deed, the Disclosure Letter and the documents in the Approved Form (together the "Relevant Documents") constitute the entire agreement and understanding of the parties in connection with the subject matter hereof and supersede any previous agreements, draft agreements, arrangements or understandings (whether in writing or not) between the parties relating to the subject matter hereof. 18.2 The Seller, the Purchaser and the Guarantor each acknowledges and agrees that in entering into this Deed it does not rely on any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this Deed or not) relating to the subject matter of this Deed, save as expressly set out in this Deed or the other Relevant Documents. 11

18.3 Nothing in this Clause shall operate to limit or exclude any liability for fraud (including fraudulent misrepresentation) or wilful default. 19. VARIATION 19.1 No variation of this Deed shall be valid unless it is in writing and signed by each of the parties. The expression "variation" shall include any variation, supplement, deletion or replacement however effected. 19.2 Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Deed, nor shall it affect any rights, obligations or liabilities under or pursuant to this Deed which have already accrued up to the date of variation, and the rights and obligations of the parties under or pursuant to this Deed shall remain in full force and effect, except and only to the extent that they are so varied. 20. ASSIGNMENT A party shall not assign, novate, transfer, charge or otherwise deal with all or any of its rights or obligations under this Deed nor grant, declare, create or dispose of any right or interest in this Deed without the prior written consent of the other party. 21. ANNOUNCEMENTS AND CONFIDENTIALITY 21.1 The parties agree to work together on announcements to be released by the Seller, the Purchaser and the Guarantor to announce the signing of this Deed. 21.2 Subject to Clause 21.1, the parties hereby agree with each other that: 21.2.1 no announcement or circular or other disclosure in connection with the existence or subject matter of this Deed or any of the other Relevant Documents shall be made or issued by or on behalf of any party; 21.2.2 each of the parties shall treat as strictly confidential the provisions of this Deed and the other Relevant Documents and the content of all negotiations relating thereto; and 21.2.3 (unless this Deed is terminated) from the date hereof the Seller shall not, and shall procure that the other members of the Seller's Group shall not, disclose to any person other than the Purchaser any Confidential Information. 21.3 Clause 21.2 shall not apply to a party if and to the extent that (and after notifying the other parties whenever practicable and legally permissible): 21.3.1 such disclosure is required by law or by any stock exchange or Authority or court of competent jurisdiction to whose rules the party making the announcement or disclosure is subject, whether or not having the force of law; or 12

21.3.2 such disclosure is made by the Guarantor (a) announcing the Transaction to the stock exchanges on which it maintains listing, which may contain a detailed description of the Transaction, or (b) furnishing such information with the U.S. Securities and Exchange Commission ("SEC") on Form 6‐K, with any such announcement or SEC filing being permitting to include (x) a copy of this Deed and/or (y) certain historical financial information and financial forecasts of the Company and/or (z) the investor presentation providing a description of the Transaction to investors, provided that, in each case, the Guarantor shall first consult with the other parties, if practicable and legally permissible, before making disclosures beyond that which is required to be made; or 21.3.3 such disclosure is required to vest the full benefit of this Deed in that party or to enforce any of the rights of that party in this Deed; or 21.3.4 such disclosure is expressly required by this Deed (including to satisfy any Condition); or 21.3.5 such disclosure is required by its professional advisers, officers, employees, consultants, subcontractors or agents or other third party (including a potential investor in, or an underwriter of, the securities of any party), provided that such third party is subject to similar duties of confidentiality; or 21.3.6 the information concerned has come into the public domain other than through the fault of that party or as a result of a breach of its obligations under this Deed; or 21.3.7 the other parties have given prior written consent to such disclosure; or 21.3.8 such disclosure is necessary to obtain any relevant Tax clearances from any appropriate Tax Authority. 21.4 With effect from the date of this Deed, the non‐disclosure agreement dated 17 December 2018 between the Guarantor and the Seller shall be terminated and the Guarantor shall be released from its obligations under that agreement, except in relation to any prior breach. 22. COSTS Save as otherwise expressly provided in this Deed, each of the parties shall pay its own costs and expenses incurred in connection with the negotiation, execution and carrying into effect of this Deed and the other Relevant Documents. 23. SEVERABILITY If any provision of this Deed is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Deed, but without invalidating any of the remaining provisions of this Deed. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and 13 enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision. 24. COUNTERPARTS This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original and which shall together (but not otherwise) constitute one and the same instrument. 25. FURTHER ASSURANCE Each party shall execute all such further documents and do all such acts and things as may be required by law or as may be necessary before, on or after the Completion Date to implement and/or give effect to the terms of this Deed. The foregoing is subject to the party requesting any action pursuant to this Clause 25 indemnifying the party required to take such action against its Costs in doing so, provided that the party required to take such action is not entitled to be so indemnified if the action requested is pursuant to an obligation expressly imposed by this Deed (other than by this Clause) on the party required to take such action. 26. INTEREST In the event that the Seller or the Purchaser does not pay any amount due under this Deed when such amount is due then (without prejudice to any other rights the other parties may have) it shall be additionally required to pay interest on such unpaid amount at the rate of 4% per annum over the base rate from time to time of Barclays Bank plc, such interest accruing daily from the date when payment was due to the date payment is actually received, (both dates inclusive). 27. RIGHTS OF THIRD PARTIES 27.1 The former directors, officers or employees of the Target Group specified in Clause 9.4 shall each have the right to enforce that clause under the Contracts (Rights of Third Parties) Act 1999. This right is subject to: 27.1.1 the rights of the parties to amend or vary this Deed without the consent of any such persons; and 27.1.2 the other terms and conditions of this Deed. 27.2 Except as provided in Clause 27.1, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms. 28. NOTICES 28.1 Any notice or other communication under or in connection with this Deed shall be in writing and in the English language and signed by or on behalf of the party giving it. Such notice shall be 14 delivered, served or given by hand or by sending it by pre‐paid recorded delivery, special delivery or registered post, to the address as follows (or to such other address as shall have been notified by one party to the other for such purposes and in accordance with this Deed) or alternatively by submitting such notice to the e‐mail addresses as follows: 28.1.1 In the case of the Purchaser or the Guarantor: Address: As set out on page 1 of this Deed For the attention of: Shaun Morris Email: shaun.morris@butterfieldgroup.com CC: kutnerj@sullcrom.com 28.1.2 In the case of the Seller: Address: As set out on page 1 of this Deed For the attention of: Roeland Haanen Email: corporate.development@nl.abnamro.com CC: tony.lane@careyolsen.com herald.jongen@allenovery.com 28.2 In the absence of evidence of earlier receipt, any notice or other communication shall be deemed to be duly delivered, served or given: 28.2.1 if delivered, served or given by hand, when left at the address referred to in Clause 28.1; 28.2.2 if sent by mail from one address in Great Britain and the Channel Islands to another address in Great Britain and the Channel Islands, two (2) Business Days after posting, otherwise five (5) Business Days after posting; and 28.2.3 if sent by e‐mail, at the time of transmission, provided that in each case where delivery or service occurs after 5:00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9:30 a.m. on the next following Business Day. References to 5:00 p.m. and 9:30 a.m. in this Clause are to local time in the country of the addressee. 28.3 In proving such delivery or service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities as a pre‐paid recorded delivery, special delivery or registered post letter. 15

29. GOVERNING LAW AND DISPUTE RESOLUTION 29.1 This Deed, including this Clause 29 and any dispute and any non‐contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with the laws of England and Wales. Arbitration 29.2 Any dispute, claim, difference or controversy arising out of, relating to or having any connection with the Relevant Documents, including any dispute as to their existence, validity, interpretation, performance, breach or termination or the consequences of their nullity and any dispute relating to any non‐contractual obligations arising out of or in connection with their (for the purpose of this Clause, a "Dispute"), shall be referred to and finally resolved by arbitration under the LCIA Arbitration Rules as amended from time to time (for the purpose of this Clause, the "Rules"). 29.3 The Rules are incorporated by reference into this Clause and capitalised terms used in this Clause which are not otherwise defined in the Relevant Documents have the meaning given to them in the Rules. 29.4 The number of arbitrators shall be one. 29.5 Each party: 29.5.1 expressly agrees and consents to this procedure for nominating and appointing the Arbitral Tribunal; and 29.5.2 to the extent that it is not permitted to choose its own arbitrator pursuant to this Clause, irrevocably and unconditionally waives any right to choose its own arbitrator. 29.6 The seat or legal place of arbitration shall be London. 29.7 The language used in the arbitral proceedings shall be English. All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by an English translation. 29.8 Delivery of any Request (as defined in the Rules) made pursuant to this Clause shall be at the address given for the sending of notices under this Deed at Clause 28 (Notices). 29.9 The parties agree that there will be no appeal under and subject to the terms of section 69 of the Arbitration Act 1996. Joinder of parties, multiple parties and consolidation of Disputes 29.10 Each party agrees that the arbitration agreement set out in this Clause 29 and incorporated into any Relevant Document shall together be deemed to be a single arbitration agreement. 16

29.11 Any party to an arbitration commenced pursuant to this Clause 29 may, prior to the constitution of an Arbitral Tribunal in respect of that arbitration, join any party to this Deed or any Relevant Document to that arbitration by delivery of a notice to the party it seeks to join at the address given for the sending of notices under this Deed or the Relevant Document (as applicable). 29.12 Any party to this Deed or any Relevant Document may, subject to and in accordance with the Rules, be joined to any arbitration commenced under this Deed or any Relevant Document and each party consents to such joinder for the purposes of the Rules. 29.13 The parties agree to the consolidation of any two or more arbitrations commenced pursuant to this Clause 29 and/or the arbitration agreement contained in any Relevant Document, subject to and in accordance with the Rules. For the avoidance of doubt, this Clause 29 is an agreement in writing by all parties to any arbitrations to be consolidated for the purposes of Article 22.1(ix) of the Rules. 29.14 To the extent permitted by law, each party waives any objection, on the basis that a Dispute has been resolved in a manner contemplated by this Clause 29, to the validity and/or enforcement of any arbitral award. 17

IN WITNESS of which this deed has been executed and has been delivered on the date which appears first on page 1. EXECUTED as a deed by ) as attorney for ABN AMRO BANK N.V. ) in the presence of: ) /s/Herald Jongen Witness's Signature /s/Charissa Korbeeck Name: Charissa Korbeeck Address: Allen & Overy LLP Apollolaan 15 Amsterdam, NL EXECUTED as a deed by ) as attorney for ABN AMRO BANK N.V. ) in the presence of: ) /s/Sophie Roozendaal Witness's Signature /s/Charissa Korbeeck Name: Charissa Korbeeck Address: Allen & Overy LLP Apollolaan 15 Amsterdam, NL

EXECUTED as a deed by ) BUTTERFIELD BANK (GUERNSEY) LIMITED ) acting by ) /s/Daniel Frumkin acting under the authority of that Company ) in the presence of: ) ) Witness's Signature /s/Bernadette Phillips Name: Bernadette Phillips Address: 65 Front Street Hamilton, Bermuda

EXECUTED as a deed by ) THE BANK OF N.T. BUTTERFIELD & SON LIMITED ) acting by ) /s/Michael W. Collins acting under the authority of that Company ) in the presence of: ) ) Witness's Signature /s/Bernadette Phillips Name: Bernadette Phillips Address: 65 Front Street

SCHEDULE 1 INTERPRETATION 1. Unless the context otherwise requires, in this Deed the following expressions shall have the following meanings: "ABN AMRO Group Trade Marks" has the meaning given to it in Schedule 7; "Accounts" the audited annual report and consolidated financial statements of the Company and the audited annual report and financial statements of the Subsidiary for each of the three consecutive accounting reference periods, ending on the Locked Box Accounts Date, including, in the case of the Company, the audited consolidated accounts, the consolidated statement of financial position and the consolidated statement of income and retained earnings in respect of the relevant accounting reference period together with the notes, reports, statements and other documents which are or would be required by law or FRS 102 to be annexed to such accounts, and including, in the case of the Subsidiary, the statement of financial position in respect of the relevant accounting reference period together with the notes, reports, statements and other documents which are or would be required by law or FRS 102 to be annexed to such accounts; "Anti‐Money Laundering" or all laws of any jurisdiction applicable to the Target Group "Anti‐Bribery Laws" concerning or relating to anti‐bribery, anti‐corruption, anti‐ money laundering, counter terrorist financing or sanctions; "Approved Form" the form approved by the Seller and the Purchaser and initialled by or on behalf of the Seller and the Purchaser for the purpose of identification; "Authority" any governmental, administrative, supervisory, competition, regulatory, Taxation, judicial, determinative, disciplinary or enforcement body, authority, agency, board, department, body, official, court or tribunal of any jurisdiction and whether supranational, national, regional or local, including the GFSC, CICRA and any Tax Authority and any gaming authority;

"Business Day" any day other than a Saturday or a Sunday or any day on which banks are not generally open for business in Bermuda, London and Guernsey; "CICRA" the Channel Islands Competition and Regulatory Authorities; "Claim" any claim for breach of a Warranty or any claim by the Purchaser under the Tax Covenant or under the Indemnity; "Closing Data Tape" the data tape compiled from the core T‐24 banking system that ties to the general ledger of the bank and sets forth the aggregate value of all deposits held by the Target Group at close of business on the Business Day before the Completion Date; "Company" has the meaning given in Recital (A) of this Deed; "Completion" completion of the sale and purchase of the Shares in accordance with Clause 7; "Completion Date" the date on which Completion takes place; "Completion Management the management accounts of the Company which show the Accounts" level of the Net 2019 Profit and are prepared in good faith by the Purchaser within 20 Business Days of Completion; "Confidential Information" any information relating to the business, assets or affairs of the Company, including trade secrets; customer/client lists, contact details of or other information relating to clients, customers, introducers, financial advisers and other intermediaries and suppliers and individuals within those organisations; financial projections, target details and accounts; fee levels, pricing policies, commissions and commission charges; budgets, forecasts, reports, interpretations, records and corporate and business plans; planned products and services; marketing and advertising plans, requirements and materials, marketing surveys and research reports; "Costs" includes obligations, liabilities, losses, damages, third party costs and expenses (including Taxation and reasonable legal costs), actions, proceedings, claims and demands, in each case of any nature whatsoever but excludes any indirect or consequential loss or damage; "CRS" applicable legislation implementing the OECD Common Reporting Standard and the requirements to collect and report certain tax related information thereunder; "Data Protection Laws" all laws of any jurisdiction applicable to the Target Group concerning or relating to the collection, use, storage, processing, transmission, transfer (including cross‐border transfers), disclosure and protection of Personal Information including the General Data Protection Regulation (EU) 2016/679 (together with laws implementing or supplementing such regulation) and Data Protection (Bailiwick of Guernsey) Law, 2017; "Data Room" the virtual data room established by the Seller and operated by Ansarada in connection with the Transaction; "Data Room Documents" the documents provided in the Data Room as at 5:30p.m., two Business Days before the date of this Deed, including the information Fairly Disclosed pursuant to the associated Q&A process, a copy of which the Seller shall hand over to the Purchaser on a USB memory stick on Completion, in the Approved Form; "Deposit Balance Adjustment" has the meaning given in Clause 3.2; "Deposit Balance Calculation" has the meaning given to it in paragraph 1 of Schedule 11 (Final Balance); "Disclosed" any matter, fact or circumstance (i) the Seller has Fairly Disclosed in the Disclosure Letter or in the Updated Disclosure Letter; or (ii) the Seller has Fairly Disclosed in the Data Room established by the Seller, the index of which is annexed to the Disclosure Letter; or (iii) which has been specifically provided for in the Locked Box Accounts; "Disclosure Letter" the letter described as such, dated the date of this Deed, delivered by the Seller to the Purchaser and acknowledged by the Purchaser;

"Discretionary Exemption" the letter from the GFSC to Fortis Bank (C.I.) Limited dated 22 April 2009 providing Fortis Nominees (Guernsey) Limited an exemption under the (Bailiwick of Guernsey) Law, 2000; "DNB" De Nederlandsche Bank; "Dollar" or "$" is a reference to the lawful currency adopted by the United States of America; "ECB" The European Central Bank; "Employees" the persons currently employed by any member of the Target Group, details of whom have been Disclosed; "encumbrance" any security interest, option, equity, claim or other interest, including any mortgage, charge, pledge, lien, assignment, hypothecation, public charge (Baulast), any other security agreement or arrangement, any right to acquire or right of pre‐emption, or any third party rights or interests, in each case of any nature whatsoever, or any agreement to create any of the foregoing; "Euro" or "€" is a reference to the lawful currency adopted by the Eurozone of the European Union; "Expats" any and all employees of the Seller that are employed by any member of the Target Group from time to time by way of a secondment agreement or any other service agreement, which, as at the date of this Deed, are the persons listed in Schedule 8 (the Expat Schedule) (it being understood that an updated version of the Expat Schedule shall be delivered by the Seller to the Purchaser at Completion); "Expat Service Agreements" any and all secondment agreements or any other service agreements pursuant to which an Expat is employed by or provides its services to a member of the Target Group, as in force prior to Completion; "Fairly Disclosed" that the Seller has fairly disclosed information with sufficient details as to enable the Purchaser to identify the nature and scope of the matters disclosed and to make an assessment of the nature and scope of the matters so disclosed;

"FATCA" applicable legislation implementing the United States Foreign Account Tax Compliance Act and the requirements to collect and report certain tax related information thereunder; "Final Deposit Balance" has the meaning given in Clause 3.2; "FRS 102" the Financial Reporting Standard 102; "Fundamental Warranties" the Warranties set out in paragraphs 1 to 3 of Schedule 4; "GBP" or "£" is a reference to the lawful currency adopted by the United Kingdom; "GCRA" has the meaning given in Clause 5.1.4; "GCSA" the global cost sharing arrangement between members of the Seller's Group (including the Target Group); "GFSC" the Guernsey Financial Services Commission; "Guarantees" each of: (i) the guarantee made by the Seller dated 31 July 2018, in favour of the Company to make available an aggregate principal amount not exceeding GBP 109,900,000, as Disclosed in the Data Room; (ii) the guarantee made by the Seller dated 28 December 2018, in favour of the Company to make available an aggregate principal amount not exceeding GBP 7,570,000, as Disclosed in the Data Room; and (iii) the surety made by the Seller dated 21 July 2005, as amended on 4 June 2015, in favour of the landlord under the lease dated 21 July 2005 entered into by Comprop Guernsey Limited, Meespierson Reads Group Services Limited and Fortis Bank Nederland (Holding) N.V., as Disclosed in the Data Room; "Guernsey Banking Law" the Banking Supervision (Bailiwick of Guernsey) Law, 1994;

"Guernsey Companies Law" the Companies (Guernsey) Law, 2008; "Guernsey POI Law" the Protection of Investors (Bailiwick of Guernsey) Law, 1987 "Group" in relation to a company, that company, any subsidiary or any holding company from time to time of that company, and any subsidiary from time to time of a holding company of that company. Each company in a Group is a member of the Group; "Indemnity" the indemnity contained in Clause 14; "Initial Deposit Balance" has the meaning given in Clause 3.2; "Intellectual Property Rights" all intellectual property rights anywhere in the world, including rights in or to: (i) trademarks, service marks, brand names, logos, domain names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolised thereby, including all renewals of the same; (ii) patents, patent applications, and registrations, divisionals, revisions, supplementary protection certificates, continuations, continuations‐in‐part, renewals, extensions, substitutes, re‐issues and re‐examinations; (iii) data, databases, trade secrets, and confidential or proprietary information; and (iv) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; "IT Assets" the computers, computer software, databases, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation used by or on behalf of the Target Group; "Knowledge Persons" each of the persons set forth in Schedule 12 (Knowledge Persons); "Leakage" each and any of the following: (i) any dividend or other distribution (whether in cash or in specie) declared, paid or made (whether actual or deemed) by a member of the Target Group (other than in favour of another member of the Target Group); (ii) any payment by any member of the Target Group for the purchase, redemption or repayment of any share capital, loan capital or other securities of the Company, or any other return of capital (other than in favour of another member of the Target Group); (iii) any member of the Target Group paying, incurring or otherwise assuming liability for any fees, costs or expenses in connection with the Transaction (including professional advisers' fees, consultancy fees, transaction bonuses, finder's fees, brokerage or other commission); (iv) any payment of any other nature made by any member of the Target Group to or for the benefit of the Seller or any Related Person (including royalty payments, management fees, monitoring fees, interest payments, loan payments, service or directors' fees, bonuses or other compensation of any kind); (v) any transfer or surrender of assets, rights or other benefits by any member of the Target Group to or for the benefit of the Seller or any Related Person; (vi) any member of the Target Group assuming or incurring any liability or obligation for the benefit of the Seller or any Related Person; (vii) the provision of any guarantee or indemnity or the creation of any encumbrance by any member of the Target Group in favour, or for the benefit, of the Seller or any Related Person; (viii) any waiver, discount, deferral, release or discharge by any member of the Target Group of: (a) any amount, obligation or liability owed to it by the Seller or any Related Person; or (b) any claim (howsoever arising) against the Seller or any Related Person; and (ix) any agreement, arrangement or other commitment by any member of the Target Group to do or give effect to any of, or to pay any fees, costs or Tax in respect of, the matters referred to in paragraphs (i) to (viii) (inclusive) above. "Leakage Claim" a claim for any breach of Clause 4.1; "Locked Box Accounts" the audited financial statements of the Company and the last published financial statements of the Subsidiary for the year ended on the Locked Box Accounts Date, including, in the case of the Company, the audited consolidated accounts, the consolidated statement of financial position and the consolidated statement of income and retained earnings in respect of the year ended on the Locked Box Accounts Date together with the notes, reports, statements and other documents which are or would be required by law or FRS 102 to be annexed to such accounts, and including, in the case of the Subsidiary, the statement of financial position in respect of the financial year ended on the Locked Box Accounts Date together with the notes, reports, statements and other documents which are or would be required by law or FRS 102 to be annexed to such accounts; "Locked Box Accounts Date" 31 December 2018; "Locked Box Data Tape" the data tape compiled from the core T‐24 banking and core asset management systems that ties to the general ledger of the bank and sets forth the aggregate value of all deposits and assets under management and assets under custody held by the Target Group at close of business on the Locked Box Accounts Date; "MAE Condition" has the meaning given to it in Clause 5.1.6; "Material Adverse Effect" any facts, circumstances, changes or events between the date of this Deed and Completion that, individually or in the aggregate, have had a material adverse effect on the financial condition or operations of the Target Group taken as a whole, excluding any effect that results from or arises in connection with: (i) changes in the economy, stock markets, interest rates, exchange rates, commodity pricing, tariffs or financial markets generally; (ii) changes that are the result of acts of war, sabotage or terrorism or of natural disasters; (iii) changes that are the result of factors affecting the business in the Ordinary Course; (iv) the announcement or consummation of the Transaction contemplated by this Deed; (v) changes in applicable laws, regulations or accounting standards or practices; (vi) changes in the competition landscape as a result of new private banks beginning to operate in Jersey or the Bailiwick of Guernsey; (vii) any action taken (or omitted to be taken) at the written request of the Purchaser or that is expressly required by this Deed or the failure to take any specific action expressly prohibited by this Deed; and/or (viii) any matter that is Disclosed (other than in the Updated Disclosure Letter or the Locked Box Accounts),

provided that these matters (except with respect to the matters in paragraphs (iv), (vii) and (viii) above) shall be taken into account to the extent such change, event or circumstances (a) primarily relates only to (or has the effect of primarily relating only to) the Target Group, or (b) disproportionately adversely affects the Target Group compared to other similarly sized private banks operating in Jersey or the Bailiwick of Guernsey; "Net 2019 Profit" the net profit of the Company (before tax and excluding any reserve releases) for the accounting period commencing on 1 January 2019 up to the end of the Business Day prior to Completion as evidenced by the management accounts of the Company as prepared in good faith; "Net Profit Calculation" has the meaning given to it in paragraph 1 of Schedule 11 (Final Balance); "OECD" the Organisation for Economic Co‐operation and Development; "Ordinary Course" the conduct of the business of the Company and the Subsidiary in all material respects in accordance with their customary and normal practices, policies and procedures as carried out in the 12 months immediately preceding the date of this Deed; "Permitted 2018 Dividend" has the meaning given to it in Clause 16.1; "Permitted 2019 Dividend" has the meaning given to it in Clause 16.2; "Permitted Dividend Certificate" has the meaning given to it in Clause 16.4; "Permitted Leakage" each and any of the following: (i) any payments made (or to be made) by any member of the Target Group to the Seller or any Related Person in relation to the expenses as set out in Schedule 10 (Intercompany Expenses) arising in the Ordinary Course, provided that such payments do not exceed, in aggregate, £3,500,000;

(ii) any payments made (or to be made) by any member of the Target Group to the Seller or any member of the Seller's Group under the GCSA, provided that such payments do not exceed, in aggregate, an annualised amount of £2,510,000, pro‐rated to the Completion Date; (iii) any payments made (or to be made) by any member of the Target Group which have been specifically accrued or provided for in the Locked Box Accounts; (iv) any payments in respect of salaries, directors' fees, pension contributions, expenses or bonuses made to, or in respect of services provided by, employees, workers, directors, officers or consultants of any member of the Target Group which are made (or to be made) by any member of the Target Group in accordance with the terms of existing employment or service contracts, other than, for the avoidance of doubt, bonuses linked to this Transaction or retention during the course of planning, negotiating or otherwise effecting this Transaction; (v) any other payment, accrual, transfer of assets or assumption of liability by any member of the Target Group which the Purchaser has expressly approved in writing; (vi) the Permitted 2018 Dividend; and (vii) the Permitted 2019 Dividend; "Personal Information" any information that identifies or could reasonably be used to identify an individual, and any other personal information that is subject to any applicable law; "Purchase Price" has the meaning given in Clause 3.1; "Purchaser's Group" the Purchaser, any holding company of the Purchaser (including the Guarantor), and any subsidiaries of the

Purchaser or of any such holding company, in each case from time to time; "Related Person" any member of the Seller's Group (other than a member of the Target Group) and any direct and indirect shareholders, directors, officers and employees of any member of the Seller's Group (other than directors, officers and employees of a member of the Target Group for the purposes of Clause 9.4 and 15); "Relevant Documents" has the meaning given in Clause 18.1; "SEC" has the meaning given in Clause 21.3.2; "Seller's Advocates" Carey Olsen (Guernsey) LLP of Carey House, Les Banques, St. Peter Port, Guernsey GY1 4BZ and Allen & Overy LLP of One Bishops Square, London, E1 6AD, United Kingdom; "Seller's Group" the Seller, any holding company of the Seller, and any subsidiaries of the Seller or of any such holding company, in each case from time to time (and for greater certainty excludes the Target Group following the Completion Date); "Senior Employee" has the meaning given in paragraph 12.3 of Schedule 4 (Warranties); "Shares" all the issued shares in the capital of the Company; "Subsidiary" the subsidiary of the Company, further details of which are set out in Part 2 of Schedule 2 (Corporate Information); "Target Group" the Company and the Subsidiary, and references to any member of the Target Group mean to any of the Company or the Subsidiary; "Tax" and "Taxation" all forms of taxation, imposts, duties, levies, goods and services taxes, social security contributions and rates wherever arising (including such amounts required to be deducted or withheld from or accounted for in respect of any payment), and any payment whatsoever which a member of the Target Group may be or become bound to make to any person as a result of the discharge by that person of any Tax which a member of the Target Group has failed to discharge; together with all penalties, charges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them; "Tax Authority" any Authority in any jurisdiction exercising a fiscal, revenue, customs, excise or other Taxation function; "Tax Covenant" the Tax covenant set out in Schedule 9 (Tax Covenant); "Transaction" the transaction contemplated by this Deed; "Transitional Services an agreement relating to the provision of transitional Agreement" services between the Seller and the Company entered into on the Completion Date, in the Approved Form; "Updated Disclosure Letter" the letter described as such, dated the Completion Date, delivered by the Seller to the Purchaser and acknowledged by the Purchaser; and "Warranties" the warranties given pursuant to Clauses 9.1 and set out in Schedule 4 (Warranties). 2. In this Deed, unless the context otherwise requires: 2.1 references to legislation (whether of England and Wales, Guernsey or otherwise): 2.1.1 include any subordinate legislation (including regulations and orders) made under that legislation, whether before or after the date of this Deed; and 2.1.2 include a reference to such legislation as from time to time amended or re‐enacted (whether before or after the date of this Deed) and, where such legislation has re‐enacted or replaced any other legislation, such other legislation, and references to re‐enactment include by way of consolidation or re‐writing (whether with or without modification); 2.2 references to law include reference to all applicable legislation and law in any part of the world, and include all applicable rules and regulations, codes of practice, codes of conduct, handbooks, policy statements or other guidance (whether or not having the force of law) issued from time to time by the GFSC and/or any other relevant Authority; 2.3 references to a "person" include a natural person, partnership, company, association, organisation, foundation, trust, government or state (in each case whether or not having separate legal personality); 2.4 references to a "company" include any company, corporation or other body corporate, wherever and however incorporated or established;

2.5 references to "subsidiary" and "holding company" shall have the meaning given to such terms by the Companies Act 2006, save that such terms shall include overseas companies (as defined in the Companies Act 2006); 2.6 the singular shall include the plural and vice versa and references to any gender or the neuter include a reference to the other gender and the neuter; 2.7 references to Clauses, Recitals or Schedules, or to a paragraph or Part of a Schedule, are (respectively) to clauses, recitals or schedules, or to a paragraph or a part of a schedule, of or to this Deed; and references in a Schedule to a paragraph or Part are (respectively) to a paragraph or Part of that Schedule; 2.8 references to a "party" or the "parties" means a party or the parties to this Deed; 2.9 general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words; 2.10 any reference to this Deed or to any other document is a reference to this Deed or that other document as amended, varied, supplemented or novated (in each case, other than in breach of the provisions of this Deed) at any time; 2.11 any reference to something being "in writing" or "written" shall include a reference to that thing being produced by any legible and non‐transitory substitute for writing (including in electronic form) or partly in one manner and partly in another; 2.12 in respect of any of the Warranties which are repeated or deemed to be repeated at any time pursuant to this Deed by reference to the facts and circumstances existing at that time, such Warranties shall also be deemed repeated at that time on the basis that all references, whether express or implied, to the "date of this Deed" in such Warranties or in any of the definitions used in such Warranties (except in the definition of the Disclosure Letter) shall for such purpose be deemed to be substituted with references to such time; 2.13 references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than English, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the English legal term; and 2.14 references to time are to the time in Guernsey unless otherwise stated. 3. The table of contents and headings in this Deed are inserted for convenience only and shall not affect the construction of this Deed.

SCHEDULE 2 CORPORATE INFORMATION [Omitted]

SCHEDULE 3 COMPLETION [Omitted]

SCHEDULE 4 WARRANTIES 1. Capacity of the Seller 1.1 The Seller is a company duly incorporated and organised and validly existing under the laws of the Netherlands. 1.2 The Seller has the power, capacity and authority required to enter into each of the Relevant Documents and perform fully its obligations under it in accordance with their respective terms. 1.3 Neither the entry into any of the Relevant Documents nor the performance of the obligations or implementation of the transactions contemplated by them will result in: 1.3.1 a violation or breach of any provision of the constitutional documents of the Seller; 1.3.2 a breach of, or give rise to a default under, any agreement or arrangement to which the Seller is a party or by which it is bound; 1.3.3 a violation or breach of any applicable laws or regulations or of any order, decree, judgment, decision or requirement of any Authority applicable to the Seller; or 1.3.4 (save as expressly contemplated in the Relevant Documents) a requirement for the Seller to obtain any consent or approval of, or give any notice to or make any registration with, any Authority which has not been obtained or made. 1.4 Each of the Relevant Documents has been, or will be when executed, duly executed and delivered by the Seller, and constitutes or will constitute valid and legally binding obligations of the Seller enforceable in accordance with their terms (subject to any laws affecting the rights of creditors generally, and subject to the fact that a court of competent jurisdiction may decline to grant specific performance or any other equitable remedy with respect to the enforcement of any provision of the Relevant Documents). 1.5 All authorisations from, and notices or filings with, any Authority that are necessary to enable the Seller to execute, deliver and perform its obligations under the Relevant Documents, have been obtained or made (as the case may be) or will be prior to Completion and are or will be in full force and effect and all conditions of each such authorisation have been or will be complied with. 2. Corporate 2.1 The information set out in Schedule 2 (Corporate Information) is true and accurate in all respects. 2.2 Each member of the Target Group is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation with full power and authority to conduct its business as presently conducted. 3. Shares 3.1 The Shares together comprise the whole of the issued share capital of the Company and have been properly and validly issued and are fully paid and there is no liability to pay any additional contributions on any of the Shares. 3.2 The Seller is the sole legal and beneficial owner of the Shares free from all encumbrances and is entitled to transfer the full legal and beneficial ownership of the Shares to the Purchaser on the terms and subject to the conditions set out in this Deed. 3.3 The Company is the sole legal and beneficial owner of the whole of the issued share capital of the Subsidiary free from all encumbrances and such shares have been properly and validly issued and are fully paid and there is no liability to pay any additional contributions on any such issued share capital. 3.4 Save for the transfer of the shares in the Company by the Seller to the Purchaser pursuant to this Deed, no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the conversion, issue, allotment, sale or transfer of any share or loan capital or any other securities of any member of the Target Group under an option or any other arrangement. 3.5 Other than as set out in Schedule 2 (Corporate Information), no member of the Target Group is the owner of any shares, or interests in the capital, of any other corporation or entity. 4. Financial Accounts 4.1 The Accounts: 4.1.1 give a true and fair view of the state of the Company's and the Target Group's assets, liabilities, profits or loss and state of affairs for the relevant financial year and at the relevant accounting reference date to which the Accounts relate; and 4.1.2 were prepared on a proper and consistent basis in accordance with applicable law, FRS 102 and applicable standards, principles and practices as set out in the relevant Accounts. 4.2 No change in accounting policies, principles and practices has been made in preparing the Accounts, except as stated in the Accounts.

Accounting Records 4.3 The accounting records of the Target Group: 4.3.1 have been properly kept and maintained on a consistent basis in accordance with the law and are in the possession of the Target Group or under its control; and 4.3.2 are up‐to‐date and disclose with reasonable accuracy the financial position arising from the business activities of the Target Group. Position since Locked Box Accounts Date 4.4 Since the Locked Box Accounts Date and so far as the Seller is aware: 4.4.1 there has been no material adverse change in the financial or trading position of any member of the Target Group and so far as the Seller is aware no circumstance has arisen which give rise to any such change; 4.4.2 the business of each member of the Target Group has been carried on in the Ordinary Course; 4.4.3 no member of the Target Group has made or agreed to make capital expenditure which exceeds £250,000 in aggregate or disposed of or realised capital assets or of an interest in capital assets which exceeds £50,000 in aggregate; 4.4.4 no member of the Target Group has made or agreed to make any payment or entered into any transaction or commitment or incurred any material liability except in the Ordinary Course; 4.4.5 no member of the Target Group has resolved to change its financial year to end on a date other than 31 December; 4.4.6 no distribution of capital or income has been declared, made or paid by any member of the Target Group, other than to another member of the Target Group; 4.4.7 no member of the Target Group has created, allotted, issued, acquired, repaid or redeemed share or loan capital or made an agreement or arrangement or undertaken an obligation to do any of those things; 4.4.8 there has been no change in the interest of any member of the Target Group in the capital of any other member of the Target Group; and 4.4.9 no member of the Target Group has made or agreed to make expenditure, or disposed of or realised any assets, other than by the payment of costs and expenses arising in the Ordinary Course.

Debtors and Creditors Debtors 4.5 There are no debts owing to any member of the Target Group other than trade debts incurred in the Ordinary Course. Creditors 4.6 There are no debts owed by any member of the Target Group other than trade creditors incurred in the Ordinary Course. Data Tape 4.7 The Locked Box Data Tape gives a true and fair view of the aggregate value of all deposits held by the Target Group on the Locked Box Accounts Date. 5. Records 5.1 The statutory and minute books, books of account and other material records (including the register of members) of each member of the Target Group: 5.1.1 are up‐to‐date and have been maintained in all material respects in accordance with all applicable laws and generally accepted accounting practices on a proper and consistent basis; 5.1.2 comprise materially complete and accurate records of the information required to be recorded therein; and 5.1.3 are in its possession or under its control together with all documents of title and executed copies of all existing agreements to which such member of the Target Group is party. 6. Compliance Licences 6.1 Since 1 January 2016, each member of the Target Group has had all material licences, permissions, authorisations, exemptions and consents (the "Licences") required for carrying on its business in the places and in the manner in which such business is, or was at the relevant time, carried on. 6.2 Since 1 January 2016, each member of the Target Group has complied with all of the Licences in all material respects. 6.3 So far as the Seller is aware, all particulars furnished to any person in connection with the application for any Licence properly disclosed all facts and circumstances material for the decision of the Authorities.

6.4 True and complete copies of all current Licences (the "Current Licences") have been Disclosed in the Data Room. The Current Licences are in full force and effect. 6.5 A true and complete copy of the Discretionary Exemption provided to the Subsidiary by the GFSC has been Disclosed in the Data Room. The Discretionary Exemption is in full force and effect. 6.6 No written notice has been received in the last three years by any member of the Target Group that any Licence has been breached or that any Current Licence will or is likely (in the reasonable opinion of the Seller) to be suspended, varied, cancelled or revoked and so far as the Seller is aware, there are no circumstances which indicate that any of the Current Licences may be revoked or not renewed, in whole or in part. Compliance 6.7 So far as the Seller is aware, each member of the Target Group (together with any of its directors, managers, officers or employees) has at all times since 1 January 2014 and in all material respects conducted its business and affairs in accordance with: 6.7.1 its memorandum and articles of incorporation or other constitutional documents as the same were in force from time to time; 6.7.2 all obligations to which it is or was subject pursuant to any agreements or arrangements to which it is or was a party; 6.7.3 all applicable legislation and laws (including Anti‐Money Laundering, Anti‐Bribery Laws, Data Protection Laws, FATCA and CRS); 6.7.4 all applicable rules and regulations, codes of practice, codes of conduct, handbooks, policy statements or other guidance (whether or not having the force of law) issued from time to time by any Authority; and 6.7.5 all applicable internal compliance, risk management, corporate governance and other policies and procedures from time to time. 6.8 No member of the Target Group has received from any Authority in the last three years any notice or communication with respect to any alleged, actual or potential violation of or failure to comply with, any of the matters referred to in paragraph 6.7 above. Orders, investigations and litigation 6.9 None of the members of the Target Group is in default of any order, decree, judgment, decision or requirement of any Authority of which it has notice. 6.10 So far as the Seller is aware, no investigation or inquiry by any Authority (including without limitation the GFSC) involving any member of the Target Group is in progress or is pending or being formally threatened against any member of the Target Group. So far as the Seller is aware, there are no circumstances which are likely to give rise to any such investigation or inquiry. 6.11 No member of the Target Group is a plaintiff or defendant in or otherwise a party to any litigation, arbitration, dispute settlement or administrative proceedings and so far as the Seller is aware, no such proceeding has been formally threatened by or against any member of the Target Group and there are no circumstances which are likely to give rise to any such proceeding. Regulatory reports and assessments 6.12 A true and accurate summary of all material correspondence since the date which is three years prior to the date of execution of this Deed with any Authority (on the one hand) and any member of the Target Group or the Seller (on the other hand) concerning violation or infringement of regulation by any member of the Target Group has been Disclosed. Other 6.13 The Target Group has implemented and maintained in effect and enforced policies and procedures related to the compliance by each member of the Target Group (together with any of its directors, managers, officers or employees) with Anti‐Money Laundering and Anti‐Bribery Laws and such policies. 6.14 The Target Group has only ever received money relating to online gaming, gambling or wagering activities from designated payment service providers, credit card providers and banks and not from individual players of such online gaming, gambling or wagering activities in connection with their participation in such online gaming, gambling or wagering activities. 7. Insurances 7.1 Copies of all current insurance policies relating to the Target Group have been Disclosed and: 7.1.1 all premiums due on such insurances have been paid and all material conditions of such insurances have been performed and observed; 7.1.2 so far as the Seller is aware, such insurances are in full force and effect; 7.1.3 so far as the Seller is aware, there are no special circumstances which might lead to any liability under such insurances being avoided by the insurers; 7.1.4 no material claims which remain outstanding have been made under any such insurances nor are there any circumstances of which the Seller has knowledge which could give rise to a material claim thereunder; 7.1.5 in the 24 months immediately preceding the date of this Deed, no paid claim has been disbursed under any such insurances in an amount exceeding £700,000 (or equivalent amount in another currency); and 7.1.6 in the five years immediately preceding the date of this Deed, no amount has been paid to a third party in respect of any claim made by a third party against any member of the Target Group, in any respect, in an amount exceeding £300,000 (or equivalent amount in another currency). 8. Assets 8.1 Each of the assets of each member of the Target Group which is included in the Locked Box Accounts, is the property of such member of the Target Group free from any third party rights and remains in the possession of the relevant member of the Target Group. 9. Contracts; Guarantees 9.1 True and complete copies of contracts to which a member of the Target Group is a party, of which the Seller is aware, and which are material in the context of the business of the Target Group (including, but not limited to those contracts with an annual value in excess of £100,000) as at the date of this Deed ("Material Contracts") have been Disclosed and a list of all such Material Contracts is set out at 08.02.02.03 of the Data Room. 9.2 No Material Contract: 9.2.1 is not on an arm's length basis; 9.2.2 was entered into otherwise than in the Ordinary Course; or 9.2.3 restricts any member of the Target Group's freedom to carry on the whole or any material part of its business as it does at present. 9.3 No member of the Target Group has received written notice from a counterparty that it is in default under any Material Contract. 9.4 So far as the Seller is aware there is no breach, invalidity, or grounds for termination, rescission or repudiation of any Material Contract and no member of the Target Group has expressed an intention in writing that it wishes to terminate a Material Contract. 9.5 There is no subsisting Material Contract to which a member of the Target Group is a party and in which any member of the Seller Group has a material interest (other than their interest in the Shares). 9.6 All Material Contracts are in full force and effect. 9.7 No member of the Target Group is, or has agreed to become, a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations).

10. Property 10.1 True and accurate copies of all leases of the properties occupied by any member of the Target Group or properties in which any member of the Target Group has any other interest or liability (actual or contingent), including as a guarantor, (the "Properties") have been Disclosed. 10.2 The Properties are not subject to the payment of any outgoings (except the usual rents, rates, utility and service charges, insurance premiums and taxes), and the principal rent, insurance premiums and service charges and all outgoings have been paid when due and none is disputed. 10.3 There is no person in unlawful possession or occupation of, or who have or claim any rights or easements of any kind in respect of the Properties or any part of the Properties, adverse to the estate, interest, right or title of any member of the Target Group. 10.4 Each member of the Target Group has performed, observed and/or complied in all material respects with (as the case may be) all covenants, conditions, agreements, statutory requirements, planning consents, byelaws, orders and regulations affecting the relevant Properties and no written notice of any breach of any of these matters has been received by any member of the Target Group. 10.5 So far as the Seller is aware, no material defects have appeared in respect of, or affected, the buildings and structures on, or comprising, the Properties or any additions or fixtures annexed to the Properties or any part of the Properties and no member of the Target Group has incurred any liability for dilapidations in respect of the Properties or any part of the Properties which is leasehold. 10.6 There are no restrictions under the leases which would prevent or require consent for the sale of the Shares. 10.7 The sale of Les Banques Holdings Limited and Bordage Properties Limited was completed at arms' length and no member of the Target Group has any liability (present or future) in relation to such sales. 11. Tax 11.1 All material necessary information, notices, computations and returns which ought to have been submitted have been submitted within applicable time limits by or on behalf of each member of the Target Group to the relevant Tax Authority and all such information, notices, computations and returns submitted are accurate in all material respects and are not, so far as the Seller is aware, the subject of any dispute. All returns in respect of corporate income tax for corporate income tax accounting periods of members of the Target Group beginning on or before 31 December 2017 have been agreed by the relevant Tax Authority and all corporate income tax in respect of those accounting periods has been paid.

11.2 Each member of the Target Group maintains materially complete and accurate records, invoices and other information in relation to Tax that meet all legal requirements and enable the tax liabilities of the member of the Target Group to be calculated accurately in all material respects. All such records are available for inspection at the premises of the relevant member of the Target Group. 11.3 All payments of Tax which have become due for payment to any Tax Authority by, on behalf of or in relation to any member of the Target Group have been duly paid. Any Tax required to be deducted or withheld under any Tax law from any payment made (or treated as made) by any member of the Target Group has been so deducted or withheld. No member of the Target Group has paid or, so far as the Seller is aware, become liable to pay any material penalty, fine, surcharge or interest under any Taxation statute or law. 11.4 During the last three years, and so far as the Seller is aware, no member of the Target Group has been the subject of an investigation, audit, visit or discovery by or involving any Tax Authority. 11.5 The members of the Target Group are and have always been resident in Guernsey (and, so far as the Seller is aware, only in Guernsey) for Taxation purposes. No Tax Authority has asserted that any member of the Target Group is an agent or permanent establishment of any person not resident for Taxation purposes in Guernsey or that, as far as the Seller is aware, any member of the Target Group has a permanent establishment outside Guernsey. 11.6 The Data Room contains details of all concessions, agreements and arrangements that a member of the Target Group has entered into with a Tax Authority that are currently applicable. 11.7 There are no liens for Taxes upon any property or assets of any member of the Target Group. 11.8 No notice, enquiry or adjustment has been made by the Guernsey Tax Authority on the grounds that any transaction or arrangement entered into by a member of the Target Group was not on arm's length terms. 12. Employment and Pensions 12.1 The basis of the remuneration payable to officers and Employees of the Company at the date of this Deed is the same as that in force at the Locked Box Accounts Date and the Company is not under any contractual obligation to increase the salaries of any of its officers or Employees at any future date. 12.2 All Employees are employed under contracts that are terminable at any time on not more than six months' notice without compensation (other than for unfair dismissal or a statutory redundancy payment). 12.3 Particulars of the terms or copies of the contracts of service of any person employed or engaged by the Company who entitled to a base annual salary in excess of £82,500 (each a "Senior

Employee") on an anonymised basis are contained in the Data Room. 12.4 The Company is not involved in any outstanding dispute with any Employees or former Employees arising out of, affected by, or otherwise relating to the provisions of any employment legislation which is reasonably expected to have a material adverse effect on the business of the Company and no Employee is subject to any current disciplinary warning or procedure. 12.5 No Senior Employee has given or received notice of termination or employment nor will any such person be entitled to terminate their employment or receive any payment as a result of the completion of the Transaction. 12.6 Every Employee or contractor employed or engaged by the Company who requires permission to work in Guernsey in which they are working has current and appropriate permission to work in Guernsey. 12.7 The Data Room includes copies of all handbooks, policies and standard form employment contracts (or letters of engagement) which apply to any Employee. 12.8 So far as the Seller is aware, the Company is not in breach of The Population Management (Guernsey) Law 2016, and has not in the past breached the requirements of The Right to Work (Limitation and Proof) (Guernsey) Law, 1990. 12.9 The Company does not operate nor has it operated any pension scheme, nor contributed or agreed to contribute to any pension scheme. 12.10 The Expats are the only employees of the Seller that are employed by any member of the Target Group by way of a secondment agreement or any other service agreement as at the date of this Deed. 12.11 No employee that has left the Target Group during the 12 month period prior to the date of this Deed has brought or has formally threatened to bring an action or a claim against the relevant Target Group and so far as the Seller is aware, there are no circumstances which are reasonably likely to give rise to any such action or claim. 13. Insolvency and Winding Up 13.1 No member of the Target Group is the subject of any insolvency, winding up or administration proceedings in any jurisdiction nor have any steps to commence any such proceedings been instigated in any jurisdiction. Without prejudice to the foregoing, no application for the property of any member of the Target Group to be declared en désastre has been made. 13.2 No voluntary arrangement, compromise or similar arrangement with creditors has been proposed, agreed or sanctioned in respect of a member of the Target Group. 13.3 Each member of the Target Group is able to pay its debts as they fall due within the meaning of section 407 of the Guernsey Companies Law. 13.4 Outside the Island of Guernsey, no event or circumstance has occurred or exists analogous to those described in paragraphs 13.1 to 13.3 above. 13.5 The Seller is not aware of any circumstances that might reasonably be expected to give rise to the matters described in paragraphs 13.1 to 13.4 above. 13.6 The voluntary liquidation and striking off of Admiral Park Property Holdings Limited has been completed. Admiral Park Property Holdings Limited is dissolved as a legal entity and the corporate existence of Admiral Park Property Holdings Limited has ceased. No member of the Target Group has any liability (present or future) in relation to Admiral Park Property Holdings Limited. 14. Data Protection 14.1 Each member of the Target Group has: 14.1.1 introduced, applied and complied with, appropriate data protection policies and procedures (including an adequate data breach response plan and a record of personal data breaches) concerning the collection, use, storage, retention, processing, transfer and security of Personal Information; 14.1.2 passed all regulatory audits relating to data protection to which it has been subject; 14.1.3 used measures consistent with reasonable industry practices to maintain the confidentiality, privacy and security of Personal Information; and 14.1.4 implemented appropriate technical and organisational measures to protect against the unauthorised or unlawful processing of, or accidental loss or damage to, any Personal Information processed by any member of the Target Group or their processors, and ensure a level of security appropriate to the risk represented by the processing and the nature of the Personal Information to be protected. 14.2 No member of the Target Group has disclosed or transferred any Personal Information outside the European Economic Area and the Channel Islands. 14.3 Each member of the Target Group has complied with all data subject requests, including any requests for access to Personal Information, the cessation of specified processing activities or the rectification or erasure of any Personal Information, in each case in accordance with the requirements of Data Protection Laws, and there are no such requests outstanding at the date of this Deed. 14.4 So far as the Seller is aware, no person has gained unauthorized access to or misused any Personal Information maintained by or on behalf of any member of the Target Group.

14.5 No member of the Target Group has received any claim, complaint, correspondence or other communication from a data subject or any other person claiming a right to compensation under Data Protection Laws, or alleging any breach of any Data Protection Laws. 14.6 Each member of the Target Group has obtained valid consents in respect of its mailing lists which are no older than 1 year and has complied with any data subject opt out requests. 15. Intellectual Property and IT 15.1 The IT Assets operate and perform in all material respects as required by the Target Group to conduct its business as conducted as at the date of this Deed. So far as the Seller is aware, no person has gained unauthorized access to or misused of any IT Assets or any data or other information stored on or processed by any IT Asset. The Target Group has implemented backup and disaster recovery technology consistent with reasonable industry practices. 15.2 The Target Group owns or has sufficient rights to use all material Intellectual Property Rights used in or necessary for its business as currently conducted. 15.3 All material Intellectual Property Rights that are owned by any member of the Target Group and registered with any Authority are subsisting, and as far as Seller is aware, valid and enforceable. 15.4 The conduct of the business of the Target Group has not infringed, misappropriated or otherwise violated any Intellectual Property Rights of any person, and has not resulted in, and as far as the Seller is aware is not reasonably likely to result in, material liability. 15.5 As far as Seller is aware, no person has infringed, misappropriated or otherwise violated any Intellectual Property Rights owned by the Target Group in a manner that has been, or is reasonably likely to be, material to the business of the Target Group. 15.6 Each person who is or was an employee or independent contractor of any member of the Target Group and involved in the development or creation of any material Intellectual Property Rights has signed a valid and enforceable agreement containing (i) an irrevocable present assignment to a member of the Target Group of all such Intellectual Property Rights, and (ii) appropriate confidentiality obligations.

SCHEDULE 5 LIMITATIONS ON CLAIMS 1. The Seller's liability in respect of any Claims is subject to the limitations and qualifications set out in this Schedule. No claim for matters Disclosed 2. The Seller shall not be liable in respect of a Claim (other than a Claim under or in relation to the Tax Covenant or the Indemnity) to the extent that the matter which is the subject of the Claim is: 2.1 Disclosed at the date of this Deed (other than in respect of the Fundamental Warranties); 2.2 in respect of the Warranties given at Completion only, Disclosed at the Completion Date pursuant to the Updated Disclosure Letter (other than in respect of the Fundamental Warranties); or 2.3 is a matter or circumstance which the Purchaser has actual knowledge at the date of this Deed. Time periods and financial limits 3. The Seller shall not be liable for any Claim unless it receives from the Purchaser written notice of the Claim (specifying in reasonable detail the matter in respect of which such claim is made, the nature of the claim and as far as is reasonably practicable, the Purchaser's estimate of the amount of such Claim) on or before the date which: 3.1 in the case of a breach of a Fundamental Warranty, a Warranty in respect of any Tax matter or a claim under the Tax Covenant or under the Indemnity, is six years following the end of the calendar year in which Completion occurs; and 3.2 in all other cases, is eighteen months following the Completion Date. 4. Any Claim shall (if it has not previously been satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced within 9 months of notification to the Seller pursuant to paragraph 3 above or, where the Claim relates to a contingent liability, within 9 months of the date on which that contingent liability crystallises. 5. The Seller shall not be liable in respect of: 5.1 any Claim (other than a Claim under the Indemnity or the Tax Covenant) where the Seller's liability in respect of such Claim and any Claim arising out of or in connection with the same or substantially similar facts (taken together) does not exceed £100,000; or 5.2 any Claim (other than Claims arising from breaches of Fundamental Warranties or Claims under the Tax Covenant or the Indemnity) unless the aggregate amount of the liability of the Seller to the Purchaser in respect of all Claims (other than those excluded by paragraph 5.1 but including those arising from breaches of Fundamental Warranties and Claims under the Tax Covenant and the Indemnity) exceeds £1,400,000, (in which case the Seller shall be liable for the full amount and not merely the excess). 6. The total aggregate amount payable by the Seller (excluding, for the avoidance of doubt, any amounts recovered by the Seller under paragraph 16 below) in respect of all Claims (excluding Claims arising from breaches of Fundamental Warranties or Claims under the Tax Covenant or the Indemnity) shall not exceed £32,000,000. 7. The total aggregate amount payable by the Seller (excluding, for the avoidance of doubt, any amounts recovered by the Seller under paragraph 16 below) in respect of any and all Claims (including Claims arising from breaches of Fundamental Warranties, Claims under the Tax Covenant and the Indemnity) shall not exceed £160,685,567. 8. If in respect of any Claim the liability of the Seller is contingent only then the Seller shall not be under any obligation to make payment until such time as the contingent liability ceases to be contingent and becomes actual and is due and payable. Exclusions 9. The Seller shall not be liable for any Claim to the extent that such Claim arises or is increased as a result of: 9.1 any action, omission or transaction provided for under any Relevant Document; 9.2 any increase in the rates of Tax after the date of this Deed; 9.3 any change in the law or in the interpretation of any law on the basis of case law or decision by any Authority or in the administrative practice of any Authority after the date of this Deed; 9.4 any change after Completion in any accounting policies or practices of any member of the Target Group other than to correct an accounting policy or practice which constituted a breach of the warranty given in paragraph 4.1.2 of Schedule 4 at the date of Completion; 9.5 any fraud by the Purchaser or its directors, officers or employees, from time to time; 9.6 any fraud following Completion by any member of the Target Group or their respective directors, officers or employees, from time to time; 9.7 any voluntary act, omission or transaction carried out after the Completion Date by the Purchaser or any member of the Target Group or their respective directors, officers or employees, provided that such act, omission or transaction was not (i) required by applicable law or pursuant to any Relevant Document or a legally binding commitment made by any member of the Target Group before the Completion Date, (ii) made at the written request of the Seller, or (iii) in the Ordinary Course; or

9.8 the voluntary winding up of any member of the Target Group after Completion or the voluntary cessation or disposal of any trade or business of any member of the Target Group after Completion. 10. The Seller shall not be liable for any Claim to the extent that: 10.1 the Purchaser or any member of the Target Group recovers under any policy of insurance; 10.2 the matter the subject of the Claim has been specifically provided for in the Locked Box Accounts; or 10.3 the matter the subject of the Claim has been or is made good or is otherwise compensated for without cost to the Purchaser or any member of the Target Group. Duty to notify Seller and provide access to information 11. If the Purchaser becomes aware of any matter or event (a "Matter") which might give rise to a Claim, the Purchaser will give notice of such Matter to the Seller as soon as reasonably practicable PROVIDED THAT if the Purchaser fails to give such notice in accordance with the foregoing provisions it shall not prevent the Purchaser from making the relevant Claim but the Seller shall not be liable if and to the extent that the amount of the Claim is increased as a result of such failure. 12. The Purchaser shall (and shall procure that each member of the Target Group shall), at all reasonable times during business hours and subject to reasonable notice being given, provide to the Seller and the Seller's professional advisers reasonable access to premises and senior personnel and to any relevant assets, documents and records within their possession or control to enable the Seller to investigate the Matter and to the extent reasonably required, shall allow the Seller and its advisers to take copies of any relevant documents and records for such purpose. Third Party Claims 13. Where such a Matter relates to the claim of a third party, not being a claim under the Tax Covenant (which shall be governed by the provisions of Schedule 9), (a "Third Party Claim"), the Purchaser shall (and shall procure that each member of the Target Group shall): 13.1 take such action and institute and conduct such proceedings as the Seller may reasonably request to dispute, resist, appeal, compromise, defend, remedy or mitigate the Third Party Claim or to enforce against any third party the rights of any member of the Target Group in relation to the Third Party Claim subject to the Seller fully indemnifying the Purchaser and any member of the Target Group as soon as reasonably practicable (and in any case within 30 Business Days after receipt of the relevant invoice from the Purchaser) against all Costs incurred as a result of any such action taken, provided that the Purchaser shall not be required to undertake any of the foregoing if, in the reasonable belief of the Purchaser, such action would create material liabilities, risk or reputational impact for the Target Group; and 13.2 if requested by the Seller, allow the Seller and its professional advisers to take such action and institute and conduct such proceedings on behalf of the Purchaser and the relevant member of the Target Group as the Seller may reasonably request to dispute, resist, appeal, compromise, defend, remedy or mitigate the Third Party Claim or to enforce against any third party the rights of any member of the Target Group in relation to the Third Party Claim; provided that before the Purchaser shall be required to take any such action, Seller must (to the extent reasonably practicable): (i) accept liability to the Purchaser in respect of such Third Party Claim or respective Claim (subject to paragraphs 5, 6, 7, 9 and 10 of this Schedule); (ii) consult with the Purchaser as to its actions in respect such Third Party Claim; and (iii) agree to fully indemnify the Purchaser and any member of the Target Group as soon as reasonably practicable (and in any case within 30 Business Days after receipt of the relevant invoice from the Purchaser) against all Costs incurred as a result of any such action taken by the Seller, provided further that the Purchaser shall not be required to permit the Seller to undertake any of the foregoing (including the settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim) if, in the reasonable belief of the Purchaser, such action would create material liabilities, risk or reputational impact for the Target Group. 13.3 The Seller must keep the Purchaser informed of the progress of the Third Party Claim referred to in paragraph 13.2 above and provide the Purchaser with copies of all relevant documents and such other information in its possession as may be reasonably requested by the Purchaser. 14. The Purchaser shall not (and shall procure that each member of the Target Group shall not) admit liability in respect of or compromise or settle a Third Party Claim without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed). 15. Nothing in paragraphs 13 and 14 shall require the provision by any person of any information to the extent such provision would contravene any applicable law or regulation or would breach any duty of confidentiality owed to any third party. If any information is provided by any person (the "Provider") to any other person (the "Recipient") pursuant to those paragraphs: 15.1 that information must only be used by the Recipient in connection with the Third Party Claim and Clause 21 of this Deed shall in all other respects apply to that information; and 15.2 to the extent that information is privileged: 15.2.1 no privilege shall be waived by reason of or as a result of its being provided to the Recipient; and 15.2.2 if a third party requests disclosure by the Recipient in relation to that information, if the Recipient is the Seller or the Purchaser or the Guarantor, the Recipient shall or, if the Recipient is a member of the Target Group, the Purchaser shall procure that the Recipient shall, promptly notify the Provider and, to the extent it can do so, itself assert privilege in opposition to that disclosure request. Recovery from third parties 16. Where the Purchaser or any member of the Target Group is or is likely to be entitled to recover from some other person any sum in respect of any matter giving rise to a Claim (not being a claim under the Tax Covenant which shall be governed by the provisions of Schedule 9), the Purchaser shall procure that reasonable steps are taken to enforce such recovery and if any sum is so recovered then either the amount payable by the Seller in respect of that claim shall be reduced by an amount equal to the sum so recovered (less the Costs of such recovery) or (if the Seller shall have already made a payment in respect of such Claim) there shall be repaid to the Seller an amount equal to the amount so recovered (less the Costs) or (if less) the amount of such payment. Miscellaneous 17. The Purchaser acknowledges and agrees that it shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of the same loss, shortfall, damage, deficiency, breach or other set of circumstances. 18. Without prejudice to its rights to recover Costs in respect of the same, the Purchaser shall, and shall procure that each member of the Target Group shall, take all reasonable steps to avoid or mitigate any loss or liability which has or may give rise to a Claim other than a Claim under or in relation to the Tax Covenant. 19. Any payment by the Seller to the Purchaser under any Claim shall be treated as an adjustment to the Purchase Price payable by the Purchaser to the Seller for the Shares. 20. Nothing in this Schedule 5 will have the effect of limiting or restricting any liability of the Seller in respect of a Claim arising as a result of any fraud or wilful default by the Seller. 21. The Seller shall not have any liability to the Purchaser for any indirect or consequential loss or damage arising out of or in connection with any matter or circumstance giving rise to a Claim.

SCHEDULE 6 PRE‐COMPLETION UNDERTAKINGS 1. Pending Completion, the Seller shall ensure that (except with the prior written consent of the Purchaser which shall not be unreasonably withheld or delayed) each member of the Target Group: 1.1. takes all reasonable steps to preserve and protect its assets; 1.2. continues to pay its third party creditors in the Ordinary Course or within the usual terms of payment of such creditors; 1.3. maintains in force all insurance policies usually kept in force relating in whole or in part to the business; 1.4. maintains all accounting and other records in the ordinary and usual course; and 1.5. shall at the Target Group's cost and expense prepare the Tax Returns of the Target Group for all Accounting Periods (as defined in Schedule 9) ended on or before the date of Completion, before Completion. 2. The Seller shall procure that no member of the Target Group shall at any time prior to Completion without the prior written consent of the Purchaser (which shall not be unreasonably withheld or delayed): 2.1. institute, settle, compromise or agree (whether in whole or in part) any claims, disputes or legal proceedings relating to any member of the Target Group or its business or assets (save in relation to the pursuant of debts in the Ordinary Course) or admit by or on behalf of each member of the Target Group any liability other than in the Ordinary Course; 2.2. alter its share capital or the rights attaching to any of its shares or otherwise re‐organise its share capital or capitalise any amount standing to any reserve; 2.3. create, allot, issue, redeem, purchase, consolidate, convert or subdivide any share or loan capital or any securities convertible into shares or grant any options for the issue of any such securities; 2.4. subscribe or otherwise acquire, or dispose of any shares in the capital of any company; 2.5. take any action that would result in the Company having any additional subsidiaries not in existence as of the date of this Deed; 2.6. acquire or dispose of the whole or part of the undertaking of it or of any other person, firm or company;

2.7. dispose of any fixed assets, the disposal of which could or would be likely to adversely affect the day to day operation of the business; 2.8. cease to carry on its business or pass any shareholder resolution for it to be wound up or enter into receivership, administrative receivership or any form of management or administration of its assets; 2.9. permit or suffer any of its insurances to lapse or do anything which would reasonably be expected to make any such policy of insurance null or voidable, fail to notify any insurance claim in accordance with the terms of the relevant policy or settle any insurance claim below the amount claimed; 2.10. apply or permit its directors to apply to the Court for an administration order or similar order to be made in respect of it; 2.11. make any change to the terms and conditions of employment of any Employee or dismiss any Employee without cause in either case other than in the Ordinary Course; 2.12. enter into or vary any transaction or arrangement with, or for the benefit of any of its directors or shareholders or any other person who is a connected person with any of its directors or shareholders; 2.13. borrow monies (other than by way of its agreed overdraft facility or by way of intercompany loan), accept credit (other than normal trade credit), make payments out of or drawings on its bank accounts other than in the Ordinary Course or repay any loan or financial facility; 2.14. make any payment otherwise than on an arm's length basis; 2.15. enter into any partnership, consortium, association or joint venture; 2.16. incur any capital commitment; 2.17. dispose of any asset of a capital nature; 2.18. create or issue or suffer to subsist any mortgage, charge or other security interest upon or over the whole or any part of its assets or uncalled capital or redeem any of the foregoing; 2.19. acquire, dispose, exchange or lease to any other person any real property or other material property of any member of the Target Group, other than entry into non‐exclusive licenses in the Ordinary Course; 2.20. enter into, amend, modify or terminate (partially or completely) any (i) Material Contract (save for termination required by Clause 15 of this Deed), (ii) contract that would constitute a Material Contract if entered into prior to the date of this Deed, or (iii) contract with a material customer or supplier, except in the Ordinary Course;

2.21. enter into, amend, modify or terminate (save for termination required by Clause 15 of this Deed) (partially or completely) (i) the GCSA, or (ii) any other agreement with any member of the Seller's Group; 2.22. change or revoke any election in respect of Taxes, file any amended Tax return, settle or compromise any claim or assessment or enter into any closing agreement with any Tax Authority, adopt or change any method or period of Tax accounting (unless required by applicable Law), agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, or surrender any right to claim a Tax refund; 2.23. make any change in its business or do any act or thing outside the Ordinary Course carried on by it; or 2.24. enter into any contract or non‐binding commitment to do any of the acts or matters referred to in this paragraph 2. 3. The Seller shall not at any time prior to Completion: 3.1. dispose or attempt to dispose of any interest in the Shares or grant any option over, or mortgage, charge or otherwise encumber any of the Shares; 3.2. merge, fail to maintain the legal existence of or consolidate with any other person, any member of the Target Group; or 3.3. enter into or continue any discussions or negotiations with any persons as regards the Shares or any part thereof or the possible sale of all or part of the business of the Target Group. 4. Notwithstanding the provisions of this Schedule, the Seller and each member of the Target Group shall be entitled to transfer of the domain "www.abnamroprivatebanking.@@" to any member of the Seller's Group. 5. Pending Completion, the Purchaser and the Guarantor shall not and shall procure that no member of the Purchaser's Group shall, knowingly and intentionally canvass or solicit any number of the Target Group's customers which is not immaterial at the date of this Deed in respect of services offered by the Target Group within Jersey or the Bailiwick of Guernsey. The Parties acknowledge that nothing in this paragraph 5 shall prevent the Purchaser's Group from undertaking general business development and/or marketing activities between the date of this Deed and Completion (provided that such general business development and/ or marketing activities are not focussed on or targeted at the Target Group's customers at the date of this Deed).

SCHEDULE 7 POST‐COMPLETION UNDERTAKINGS [Omitted]

SCHEDULE 8 EXPAT SCHEDULE [Omitted]

SCHEDULE 9 TAX COVENANT 1. Interpretation 1.1 In this Schedule, words and expressions defined in this Deed have the same meaning except where otherwise provided or unless there is something in the subject matter or context herein which is inconsistent with them. 1.2 In this Schedule, the following words and expressions shall have the meanings set opposite them: "Accounting Period" means any period by reference to which any income, profits or gains, or any other amounts relevant for the purposes of Tax, are measured or determined; "Auditors" the auditors for the time being of the Company; "Company" means each, any or all of the Company and the Subsidiary, as the context shall require; "Deemed Tax Liability" (a) the Loss of any Locked Box Accounts Relief which is a right to repayment of Tax; (b) the Loss of any Locked Box Accounts Relief, other than a right to a repayment of Tax; and (c) the use, setting off or deduction in whole or in part of any Purchaser's Relief against income, profits or gains earned, accrued or received on or before Completion or in respect of any period ended on or before Completion or against any Tax arising in respect of an Event occurring on or before Completion or in respect of any period ended on or before Completion where the use, setting off or deduction of that Purchaser's Relief has the effect of reducing or eliminating an Tax liability of the Company which would but for such use, setting‐off or deduction, have given rise to a claim by the Purchaser against the Seller under this Schedule, and, in each case, the amount of the Deemed Tax Liability is set out in paragraph 1.5;

"Event" any event, transaction, act, or omission done or omitted to be done by the Seller or the Company (which for the avoidance of doubt, includes the execution of this Deed); "Locked Box Accounts any Relief to the extent that the same is shown as an asset of the Relief" Company in the Locked Box Accounts; "Loss" the loss, denial, disallowance, clawback, nullification, unavailability, reduction, or cancellation in whole or in part of any Relief and derivative words (such as "Lost") shall be construed accordingly; "Purchaser's Relief" any Locked Box Accounts Relief and/or any Relief to the extent that the same arises in respect of periods commencing on or after the Locked Box Accounts Date; "Relief" any loss, relief, allowance, credit, exemption or set‐off in respect of Taxation, any deduction in computing income, profits or gains for the purposes of Taxation, or any right to the repayment of Tax; "Saving" the possible reduction or elimination of any liability of the Company to make an actual payment of Tax in respect of which the Seller would not have been liable under paragraph 2.1, by the use of any Relief arising as a result of, or in connection with the circumstances giving rise to, a Tax Liability in respect of which the Seller has made or is liable to make a payment under paragraph 2.1; "Surrender" means a surrender made under section 142A of the Income Tax (Guernsey) Law, 1975, as amended; "Tax Act" any directive, statute, enactment, law, ordinance or regulation, wheresoever enacted or issued, coming into force or entered into providing for or imposing any Taxation, including orders, regulations, instruments, bye‐laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, ordinance, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same; "Tax Claim" any claim, assessment, notice, return, demand, letter or other document issued or action taken by or on behalf of any Tax Authority from which it appears that the Company is or may be subject to a Tax Liability and/or any self‐assessment made by the Company in respect of a Tax Liability which it reasonably considers that it is or may become liable to pay and for which the Purchaser reasonably considers that it could make a claim under this Schedule; "Tax Liability" any liability of the Company to make an actual payment of Tax, in which case the amount of the Tax Liability shall be the amount of the actual payment, or a Deemed Tax Liability; "Tax Refund" the meaning given to it in paragraph 7.1 (Tax Refunds); "Tax Returns" all computations and returns relating to Tax matters (and correspondence and documentation relating thereto); and "Tax Warranties" means the warranties in paragraph 11 of Schedule 4. 1.3 References in this Schedule to income, profits or gains earned, accrued or received shall include any such items deemed pursuant to the relevant Tax Act to have been or treated or regarded as earned, accrued or received. 1.4 For the purposes of this Schedule, and in particular for determining to what extent any Tax Liability arises in respect of or by reference to any income, profits or gains earned, accrued or received on or before Completion or otherwise relates to the period ending on the date of Completion, the date of Completion shall be deemed to be an actual accounting date of the Company and without prejudice to the generality of the foregoing: 1.4.1 any Relief which would on that basis arise after the date of Completion shall be deemed for the purposes of this Schedule to be a Relief which arises in respect of a period after Completion or in respect of any Event occurring after Completion; 1.4.2 any income, profits or gains which would on that basis accrue after the date of Completion shall be deemed for the purposes of this Schedule to be income, profits or gains earned accrued or received after Completion; 1.4.3 any Relief which would on that basis arise on or before the date of Completion shall be deemed for the purposes of this Schedule to be a Relief which arises in respect of a period on or before Completion or in respect of any Event occurring on or before Completion; and 1.4.4 any income, profits or gains which would on that basis accrue on or before the date of Completion shall be deemed for the purposes of this Schedule to be income, profits or gains earned accrued or received on or before Completion.

1.5 The value of a Deemed Tax Liability is: 1.5.1 in the case of a liability falling within part (a) of the definition of Deemed Tax Liability, the amount of the repayment of Tax which would have been obtained had the Loss of it not occurred; 1.5.2 in the case of a liability falling within part (b) of the definition of Deemed Tax Liability, the amount of Tax which would otherwise have been saved by the Company had the Loss of it not occurred; 1.5.3 in the case of a liability falling within part (c) of the definition of Deemed Tax Liability, the amount of Tax, which has been saved by the Company as a result of the set off, use or deduction of the Purchaser's Relief. 2. Covenant 2.1 Subject as hereinafter provided the Seller hereby covenants to pay to the Purchaser an amount equal to: 2.1.1 any Tax Liability (other than a Deemed Tax Liability): (a) arising from any Event (other than any Tax Liability arising in respect of profits earned after Completion as a result of such Event) occurring on or before Completion; (b) in respect of any income, profits or gains earned, accrued or received by the Company on or before Completion; and (c) any Deemed Tax Liability; and 2.1.2 all reasonable legal costs and expenses properly incurred and payable by the Company in connection with paying any Tax Liability which is the subject of a successful claim under this Schedule. 2.2 For the avoidance of doubt, paragraph 2.1.1 shall not apply to any Tax Liability arising in respect of, or by reference to or in consequence of, any income, profits or gains, earned accrued or received after Completion (whether or not as a result of an Event which occurred on or before Completion), or any Event occurring or deemed to occur after Completion. 3. Limitation of Seller's Liability The covenant given in paragraph 2.1 and any claim made under the Tax Warranties shall not cover any Tax Liability to the extent that: 3.1 provision or reserve in respect thereof was made in the Locked Box Accounts, or the Tax Liability was otherwise taken into account in the Locked Box Accounts;

3.2 it was paid or discharged on or before the Locked Box Accounts Date or such payment or discharge was taken into account in the preparation of the Locked Box Accounts; 3.3 it is Permitted Leakage; 3.4 it arises from any Event occurring, or in respect of amounts earned, accrued or received, in the Ordinary Course of the Company since the Locked Box Accounts Date; 3.5 it would not have arisen or been increased but for any act, omission or transaction carried out (or deemed to be carried out) at the written request or with the written approval of the Purchaser or which was expressly authorised in this Deed (other than the submission of Tax Returns pursuant to paragraph 10 of this Schedule); 3.6 it would not have arisen or been increased or would have been reduced but for a failure or omission on the part of the Purchaser, or the Company after Completion to make any election, Surrender, claim or give any valid notice or consent under any Tax Act or claim any Relief the making, claiming or giving of which was taken into account in computing the provision or reserve for Tax in the Locked Box Accounts; 3.7 it arises by reason of any total or partial disclaimer by the Company after Completion of the whole or part of any allowance or amortisation available to the Company in respect of capital expenditure or investment made by the Company on or before Completion (other than a Purchaser's Relief) or by reason of the total or partial withdrawal or revocation by the Company after Completion of any claim for Relief (other than a Purchaser's Relief) made (whether provisionally or otherwise) prior to Completion; 3.8 any Relief (other than a Purchaser's Relief but including the Surrender to the Company of any Reliefs or losses by the Seller or any member of the Seller's Group at no cost to the Company) is available to the Company to set against or otherwise mitigate the Tax Liability in question or would be available on the making of the appropriate claim; 3.9 any income, profits or gains to which that Tax Liability is attributable were actually earned or received by or actually accrued to the Company but were not (in either such case) reflected in the Locked Box Accounts; 3.10 any Company or the Purchaser obtains the benefit of a Relief for an expenditure, reserve or provision which was taken into account in preparing the Locked Box Accounts but was not treated as deductible or allowable for Tax purposes; 3.11 it comprises of interest or penalties arising by virtue of any underpayment of an instalment of Tax prior to Completion insofar as any such underpayment would not have been an underpayment but for an Event occurring after Completion; or 3.12 it arises or is increased as a consequence of any failure by the Purchaser to comply with any of its obligations under this Deed or this Schedule. 4. Disputes and Conduct of Claims 4.1 If the Purchaser or the Company becomes aware of any Tax Claim which may result in the Purchaser having a claim against the Seller under this Schedule (or which would so result in any such case but for the provisions of Schedule 5 (Limitations on Claims)), the Purchaser shall within five Business Days of receiving such notice give written notice to the Seller of such Tax Claim and in any event at least 15 Business Days prior to the expiry of any time limit in which an appeal against the Tax Claim has to be made. 4.2 The Seller shall be entitled at its sole discretion (but after consultation with the Purchaser) to resist such Tax Claim in the name of the Purchaser or the Company or any of them but at the expense of the Seller and to have the conduct of any appeal or incidental negotiations provided that: 4.2.1 the Purchaser shall be kept informed of all relevant material matters pertaining to the Tax Claim; and 4.2.2 no material written communication pertaining to the Tax Claim (and in particular no proposal for, consent to or compromise of any settlement) shall be transmitted to the relevant Tax Authority without the same having been submitted to and approved by the Purchaser such approval not to be unreasonably withheld or delayed. 4.3 The Purchaser shall give and shall procure that the Company gives the Seller all reasonable co‐ operation, access and assistance, technical or otherwise, for the purpose of resisting such Tax Claim. 5. Overprovisions 5.1 Up to the end of the time limitation applying to claims under this Schedule referred to in Schedule 5 (Limitations on Claims), the Seller may require the Auditors to certify (at the Seller's expense) the existence and amount of any overprovision in the Locked Box Accounts and the Purchaser shall provide, or procure that the Company provides, any information or assistance reasonably required for the purpose of production by the Auditors of a certificate to that effect. 5.2 Notwithstanding a request from the Seller pursuant to paragraph 5.1, if the Auditors discover an overprovision in the Locked Box Accounts before the end of the time limitation applying to claims under this Schedule referred to in Schedule 5 (Limitations on Claims), the Purchaser shall procure that the Seller is promptly notified of such overprovision. 5.3 If any liability, contingency or provision in the Locked Box Accounts is proved to be an overprovision then the amount of such overprovision shall be dealt with in the following order of priority: 5.3.1 it shall first be set off against any payment then due from the Seller in respect of a successful claim under this Schedule or under this Deed in respect of a Warranty in respect of any Tax matter; 5.3.2 to the extent that there is an excess, a refund shall be made to the Seller of any previous payment or payments made to the Purchaser under this Schedule or under this Deed in respect of a Warranty in respect of any Tax matter (and not previously refunded) up to the amount of the excess, such refund to be paid within five Business Days of the issue of the certificate pursuant to paragraph 5.5; and 5.3.3 to the extent that the excess referred to in paragraph 5.3.2 is not exhausted under that paragraph, the remainder of the excess shall be carried forward and set against any future payments which become due from the Seller to the Purchaser under this Schedule or under this Deed in respect of a Warranty in respect of any Tax matter. 5.4 For the purposes of this paragraph 5 an overprovision exists if (ignoring the effect of any change in law made after Completion or action taken by the Purchaser or the Company after the Locked Box Accounts Date, or any Relief arising after the Locked Box Accounts Date): 5.4.1 any liability in respect of Tax (including any liability in respect of deferred Tax) has been overstated in the Locked Box Accounts, or such liability has been discharged or satisfied below the amount attributed thereto in the Locked Box Accounts; or 5.4.2 any contingency or provision in respect of Tax in the Locked Box Accounts proves to be overstated. 5.5 If an overprovision is identified in pursuance of either paragraph 5.1 or 5.2, the Purchaser shall procure that the Auditors shall, within three Business Days of identifying such overprovision, issue and provide to the Seller a certificate identifying the amount of such overprovision. 5.6 Where any certification has been made as is mentioned in paragraph 5.5 the Seller or the Purchaser may request the Auditors to review (at the requesting party's sole expense) such certification in the light of any relevant circumstances which have become known only since such certification, and to certify whether such certification remains correct or whether, in the light of those circumstances, the amount that was the subject of such certification should be amended. If the request is made by the Seller then the provisions of paragraph 5.1 shall apply equally to such request. 5.7 If the Auditors certify under paragraph 5.6 that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of paragraph 5.5 as the amount of the overprovision in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required by virtue of the above‐mentioned substitution shall be made as soon as practicable by the Seller or (as the case may be) to the Seller.

6. Savings 6.1 Up to the end of the time limitation applying to claims under this Schedule referred to in Schedule 5 (Limitations on Claims), the Seller may require the Auditors to certify (at the Seller's expense) whether the Company or a person connected with the Company is entitled to or has obtained a Saving and the Purchaser shall provide, or procure that the Company provides, any information or assistance reasonably required for the purpose of production by the Auditors of a certificate to that effect. 6.2 Notwithstanding a request from the Seller pursuant to paragraph 6.1, if the Auditors determine that the Company or a person connected with the Company is entitled to or has obtained a Saving then, the Purchaser shall procure that the Seller is promptly notified of such Saving. 6.3 Where the Seller has previously paid an amount in respect of such Tax Liability under this Schedule or under this Deed in respect of a Warranty in respect of any Tax matter the Purchaser shall within Business five days of the certificate issued under paragraph 6.5 repay to the Seller the lesser of: 6.3.1 the amount of the Saving (less any costs, including Tax, incurred by the Company or the Purchaser in respect thereof but together with any interest or repayment supplement received); and 6.3.2 the amount paid by the Seller under paragraph 2 in respect of the Tax Liability which gave rise to the Saving less any part of that amount previously repaid to the Seller under any provision of this Schedule or under this Deed in respect of a Warranty in respect of any Tax matter. 6.4 Where the Purchaser has not yet paid any amount in respect of such Tax Liability under this Schedule or under this Deed in respect of a Warranty in respect of any Tax matter, the amount of such Saving (less any costs, including Tax, incurred by the Company or the Purchaser in respect thereof but together with any interest or repayment supplement received) shall be offset against any subsequent payment which the Seller would otherwise have been liable to make. 6.5 If a Saving is identified in pursuance of either paragraph 6.1 or 6.2 the Purchaser shall procure that the Auditors issue and provide, within three Business Days of identifying such Saving, to the Seller a certificate identifying the amount of such Saving. 7. Tax Refunds 7.1 Up to the end of the time limitation applying to claims under this Schedule referred to in Schedule 5 (Limitations on Claims), the Purchaser shall promptly notify the Seller of any repayment or right to repayment of Tax which the Company is or becomes entitled to or receives in respect of an Event occurring on or before Completion (other than an Event in the Ordinary Course occurring after the Locked Box Accounts Date) or in respect of a period ended or part of period falling on or before the Locked Box Accounts Date, where or to the extent that such right or repayment was not included as an asset in the Locked Box Accounts (a "Tax Refund"). 7.1 If the Purchaser obtains any Tax Refund, the amount of the Tax Refund obtained less any reasonable costs of obtaining it but including any interest or repayment supplement shall be dealt with in the following order of priority: 7.1.1 it shall first be set off against any payment then due from the Seller in respect of a successful claim under this Schedule or under this Deed in respect of a Warranty in respect of any Tax matter; 7.1.2 to the extent that there is an excess, a refund shall be made to the Seller of any previous payment or payments made to the Purchaser under this Schedule or under this Deed in respect of a Warranty in respect of any Tax matter (and not previously refunded) up to the amount of the excess, such refund to be paid within five Business Days of the receipt; and 7.1.3 to the extent that the excess referred to in paragraph 7.1.2 is not exhausted under that paragraph, the remainder of the excess shall be carried forward and set against any future payments which become due from the Seller to the Purchaser under this Schedule or under this Deed in respect of a Warranty in respect of any Tax matter. 8. Payment Date and Interest 8.1 Where the Seller is liable to make any payment under paragraph 2, the due date for the making of that payment shall be the later of the date falling seven Business Days after the Purchaser has served a notice on the Seller demanding that payment and: 8.1.1 insofar as the claim arises pursuant to paragraph 2.1.1(a) and 2.1.1(b), the date falling three Business Days before the last Business Day on which a payment of Tax may be made by the Company without incurring any liability to interest, a fine, surcharge and/or penalty arising in respect thereof; 8.1.2 insofar as the claim arises pursuant to paragraph 2.1.1(c): (a) in a case that falls within part (a) of the definition of Deemed Tax Liability, the date on which the Tax would otherwise have been due for repayment by the relevant Tax Authority; (b) in a case that falls within part (b) of the definition of Deemed Tax Liability, three Business Days before the last date on which the Tax (which would not otherwise have been payable) becomes payable to the relevant Tax Authority without a liability (or further liability) to interest or penalties accruing; (c) in the case of a liability falling within part (c) of the definition of Deemed Tax Liability, the date on which the Tax would have been due and payable without a liability to interest or penalties accruing but for the set off or deduction of the relevant Purchaser's Relief; and 8.1.3 insofar as the claim arises pursuant to paragraph 2.1.2, seven Business Days before the Business Day on which the costs and expenses fall due for payment. 9. Recovery From Other Persons 9.1 Where the Purchaser or the Company is or becomes entitled to recover from some other person (not being the Purchaser, the Company, any other company within the same group of companies as the Purchaser or the Company or any employee (except in the case of Taxes collectible under the Guernsey Employees Tax Instalment Scheme (ETI) with respect to such employee) or office‐holder of any of them) any amount which is referable to a Tax Liability which has resulted or then results in a payment being made by the Seller under this Schedule, the Purchaser shall or procure that the Company shall: 9.1.1 promptly notify the Seller of its entitlement; and 9.1.2 if required by the Seller, and subject to the Purchaser and the Company being indemnified by the Seller against any Tax that may be suffered on receipt of that amount and any costs and expenses incurred in recovering that amount, and with the Seller's reasonable assistance, take or procure that the Company takes all reasonable steps to enforce that recovery. 9.2 If the Purchaser or the Company recovers any amount referred to in paragraph 9.1 the Purchaser shall deal with such amount (including any related interest or related payment supplement but less any Tax suffered in respect of that amount and any costs and expenses incurred in recovering that amount save to the extent that that amount has already been made good by the Seller under paragraph 9.1) in the following order of priority: 9.2.1 it shall first be set off against any payment then due from the Seller in respect of a successful claim under this Schedule or under this Deed in respect of a Warranty in respect of any Tax matter; 9.2.2 to the extent that there is an excess, a refund shall be made to the Seller of any previous payment or payments made to the Seller under this Schedule or under this Deed in respect of a Warranty in respect of any Tax matter (and not previously refunded) up to the amount of the excess, such refund to be paid within five Business Days of the receipt of the recovery by the Purchaser or the Company; and 9.2.3 to the extent that the excess referred to in paragraph 9.2.2 is not exhausted under that paragraph, the remainder of the excess shall be carried forward and set against any future payments which become due from the Seller to the Purchaser under this Schedule or under this Deed in respect of a Warranty in respect of any Tax matter.

10. Tax Returns 10.1 The Seller or its duly authorised agent shall at the Company's reasonable cost and expense prepare and submit the Tax Returns of the Company for all Accounting Periods ended on or before the date of Completion. 10.2 Without prejudice to paragraph 10.1 of this Schedule or paragraph 1.5 of Schedule 6 of this Deed, to the extent that the Tax Returns referred to in paragraph 10.1 shall not have been prepared prior to Completion, the Seller or its duly authorised agent shall at the Company's reasonable cost and expense prepare those Tax Returns. The Purchaser shall or shall procure that the Seller or its duly authorised agent is provided with such information and assistance as may be reasonably required to prepare, submit and agree all such Tax Returns. 10.3 The Purchaser shall procure that the Company shall cause the Tax Returns referred to in paragraph 10.2 and all such claims, disclaimers, Surrenders and elections as may be directed by the Seller relating to all Accounting Periods ending on or before the date of Completion to be, without amendment (or with such amendments as the Purchaser may reasonably require and agree with the Seller), authorised, signed and submitted to the appropriate Tax Authority without undue or unreasonable delay, provided always that nothing herein shall oblige the Purchaser or the Company to submit any computation or other document unless the Purchaser is satisfied that the same is true, accurate and complete in all material respects. 10.4 The Seller or its duly authorised agent shall at the Seller's cost and expense have the sole conduct of any correspondence, negotiations or dispute relating to the Tax Returns referred to in paragraph 10.1 and of any appeal in relation thereto and the Purchaser shall and shall procure that the Company shall give to the Seller such assistance as may be reasonably necessary for the Seller or its duly authorised agent to have such conduct provided that the Purchaser shall be informed of the outcome of any such dispute. 10.5 The Seller or its duly authorised agent shall not (in all cases in respect of the Company only) change or revoke any election in respect of Taxes, file any amended Tax return, settle or compromise any claim or assessment or enter into any closing agreement with any Tax Authority, adopt or change any method or period of Tax accounting (unless required by applicable Law), agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, or surrender any right to claim a Tax refund. 10.6 The Purchaser or its duly authorised agent shall (subject to paragraphs 10.1 and 10.2) be responsible for and have the conduct of preparing, submitting and agreeing the Tax Return for the Accounting Period during which Completion takes place subject to such Tax Return being submitted in draft form to the Seller or its duly authorised agent for comment a reasonable time before the same is due to be sent to the relevant Tax Authority. The Seller or its duly authorised agent shall comment within 15 Business Days of such submission and if the Purchaser has not received comments within that period, the Seller or its duly authorised agent shall be deemed to have approved such Tax Return. If the Seller or its agents have any comments or suggestions, the Purchaser or its duly authorised agent shall not unreasonably refuse to adopt such comments or suggestions provided always that nothing herein shall oblige the Purchaser or the Company to submit any computation or other document unless the Purchaser is satisfied that the same is true, accurate and complete in all material respects. The Seller and the Purchaser shall or shall procure that each other or their respective duly authorised agents are provided with such information and assistance as may be required to prepare, agree and submit such Tax Return. 10.7 The Purchaser shall procure that no Tax Claim, Tax Liability, action or issue in respect of which the Seller could be required to make a payment under this Schedule is settled or otherwise compromised without the Seller's prior written consent, such consent not to be unreasonably withheld or delayed. 10.8 The Purchaser shall not and shall procure that the Company and its advisors do not submit any correspondence or Tax Return or send any other document to any Tax Authority in circumstances where the Purchaser or and such person is aware or could reasonably be expected to be aware that the effect of submitting such correspondence or Tax Return or sending such document would or could be to put such Tax Authority on notice of any matter which could give rise to, or could increase, a claim under this Schedule without first allowing the Seller to have a reasonable opportunity to comment thereon and without taking account of such comments as far as it is reasonable to do so. General 10.9 Any payment made under this Schedule between the parties shall be treated as an adjustment to the Purchase Price payable by the Purchaser to the Seller for the Shares.

Schedule 10 INTERCOMPANY EXPENSES [Omitted]

SCHEDULE 11 FINAL BALANCE 1. Within 20 Business Days following Completion, the Purchaser will deliver to the Seller: a. its calculation of the Final Deposit Balance and Deposit Balance Adjustment along with the Closing Data Tape (the "Deposit Balance Calculation"); and b. if the Permitted 2019 Dividend was not paid prior to Completion, its calculation of the Net 2019 Profit and a copy of the Completion Management Accounts (the "Net Profit Calculation"). 2. Within 10 Business Days of the Seller's receipt of the Deposit Balance Calculation and the Net Profit Calculation (if applicable), the Seller will deliver written notice to the Purchaser of: a. in respect of the Deposit Balance Calculation, either: i. its agreement as to the Deposit Balance Calculation; or ii. its dispute as to the Deposit Balance Calculation, specifying in reasonable detail the nature of the dispute and the amount in dispute; and b. in respect of the Net Profit Calculation (if applicable), either: i. its agreement as to the Net Profit Calculation; or ii. its dispute as to the Net Profit Calculation, specifying in reasonable detail the nature of the dispute and the amount in dispute. If no such notice is received within such time period or the Seller provides its agreement to both the Deposit Balance Calculation and the Net Profit Calculation (if applicable), the Deposit Balance Calculation and the Net Profit Calculation shall be final and binding on the Seller and the Purchaser. If the Seller accepts the Net Profit Calculation, but disputes the Deposit Balance Calculation, the Net Profit Calculation shall be final and binding on the Seller and the Purchaser and the Deposit Balance Calculation shall be resolved in accordance with this Schedule 11. If the Seller accepts the Deposit Balance Calculation, but disputes the Net Profit Calculation, the Deposit Balance Calculation shall be final and binding on the Seller and the Purchaser and the Net Profit Calculation shall be resolved in accordance with this Schedule 11. 3. As promptly as practicable following the Purchaser's receipt of any dispute notice delivered by the Seller pursuant to this paragraph 2, the Seller and Purchaser will attempt in good faith to resolve the dispute in accordance with this Schedule 11.

4. If the Seller and the Purchaser fail to reach an agreement with regard to the dispute within 10 Business Days of the receipt by the Purchaser of the Seller's dispute notice in paragraph 2, the disagreement will be referred for determination by an independent expert of good standing selected by mutual agreement between the Seller and the Purchaser acting in good faith or, failing such agreement, the Seller and the Purchaser shall request that the London Court of International Arbitration ("LCIA") selects an independent expert in accordance with the LCIA Arbitration Rules (the "Independent Expert"). 5. The Independent Expert shall be instructed to resolve the disputed items within 15 Business Days of engagement (or such later date as the Seller and the Purchaser and the Independent Expert may agree in writing), and shall act as an expert and not as an arbitrator. 6. The determination of the Independent Expert shall be final and binding on the parties, save in the event of fraud or manifest error. 7. Throughout the period of the dispute, each party shall promptly provide the other party and its representatives and the Independent Expert reasonable access to all personnel, representatives, books and records and other data reasonably requested by such other party upon reasonable notice and at reasonable times to the extent necessary for such party to review the Initial Deposit Balance, the Locked Box Data Tape, the Deposit Balance Calculation, the Net Profit Calculation (if applicable), the Completion Management Accounts and notice of dispute described in paragraph 2. 8. Each of the Seller and the Purchaser will bear all costs and fees incurred by it in connection with the dispute, provided that the fees and expenses of the Independent Expert hereunder shall be borne by the Seller and the Purchaser equally or as otherwise determined by the Independent Expert.

SCHEDULE 12 KNOWLEDGE PERSONS [Omitted]

SCHEDULE 13 INDEMNITY [Omitted]

SCHEDULE 14 EXCEPTIONS TO GENERAL RELEASE [Omitted]